Exhibit 99.1

AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of October 1, 2014

by and among

CONTAINER APPLICATIONS LIMITED
(as “Borrower”)

CAI INTERNATIONAL, INC.
(as a “Guarantor”)

THE LENDERS LISTED ON SCHEDULE 1 HERETO

and

ING BANK N.V.
as Administrative Agent (the “Administrative Agent”) and Physical Bookrunner
with

ING BANK, branch of ING-DIBA AG,
acting as Mandated Lead Arranger

1.	DEFINITIONS AND RULES OF INTERPRETATION		1

	1.1.	Definitions	1
	1.2.	Rules of Interpretation.	28
	1.3.	Accounting Terms.	29
	1.4.	Rounding.	29

2.	THE SENIOR CREDIT FACILITY		30

	2.1.	Term Loans	30
	2.2.	Restatement Date Mechanics	30
	2.3.	[Reserved]	30
	2.4.	Evidence of Debt	30
	2.5.	Interest	30
	2.6.	Requests for Term Loans	31
	2.7.	Conversion Options	31
	2.8.	Funds for Term Loans	32
	2.9.	Change in Borrowing Base	33
	2.10.	Term Loan Facility	33
	2.11.	Delinquent Lenders.	33

3.	REPAYMENT OF THE TERM LOANS		35

	3.1.	Principal Payment Amounts	35
	3.2.	Mandatory Repayments of Term Loans	35
	3.3.	Optional Repayments of Term Loans.	37

4.	[RESERVED]		37

5.	CERTAIN GENERAL PROVISIONS		37

	5.1.	Fees	37
	5.2.	Funds for Payments	37
	5.3.	Computations	39
	5.4.	Inability to Determine Eurodollar Rate	40
	5.5.	Illegality	40
	5.6.	Additional Costs, etc	40
	5.7.	Capital Adequacy	41
	5.8.	Certificate	42
	5.9.	Indemnity	42
	5.10.	Interest After Default	43

6.	COLLATERAL SECURITY AND GUARANTIES		43

	6.1.	Security of Borrower	43
	6.2.	Guaranties of Subsidiaries	43
	6.3.	Release of Collateral	43
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7.	REPRESENTATIONS AND WARRANTIES		44

	7.1.	Corporate Authority	44
	7.2.	Governmental or Third Party Approvals	44
	7.3.	Title to Properties; Leases	45
	7.4.	Financial Statements and Projections	45
	7.5.	No Material Adverse Changes, etc	45
	7.6.	Franchises, Patents, Copyrights, etc	45
	7.7.	Litigation	46
	7.8.	No Materially Adverse Contracts, etc	46
	7.9.	Compliance with Other Instruments, Laws, etc	46
	7.10.	Tax Status	46
	7.11.	No Event of Default	46
	7.12.	Investment Company Act	46
	7.13.	Absence of Financing Statements, etc	46
	7.14.	Perfection of Security Interest	47
	7.15.	Certain Transactions	47
	7.16.	Employee Benefit Plans	47
	7.17.	Use of Proceeds	48
	7.18.	Environmental Compliance	48
	7.19.	Subsidiaries, etc	49
	7.20.	Collection Accounts	49
	7.21.	Disclosure	49
	7.22.	Benefits of Intercreditor Agreement	49
	7.23.	Solvency	49
	7.24.	Insurance	49
	7.25.	Sanctions Laws	49
	7.26.	Foreign Assets Control Regulations, Etc	50
	7.27.	Taxpayer Identification Number	50
	7.28.	Updates to Certain Schedules	50
	7.29.	OFAC	50
	7.30.	USA Patriot Act	50

8.	AFFIRMATIVE COVENANTS		51

	8.1.	Punctual Payment	51
	8.2.	Maintenance of Office	51
	8.3.	Records and Accounts	51
	8.4.	Financial Statements, Certificates and Information	51
	8.5.	Notices	53
	8.6.	Legal Existence; Maintenance of Properties	54
	8.7.	Insurance	55
	8.8.	Taxes	55
	8.9.	Inspection of Properties and Books, etc	55
	8.10.	Compliance with Laws, Contracts, Licenses, and Permits	56
	8.11.	Employee Benefit Plans	56
	8.12.	Use of Proceeds	56
	8.13.	Manager Collection Accounts; Collection Account	56
	8.14.	Domestic Subsidiary Guarantors	57
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	8.15.	Foreign Subsidiary Guarantors	57
	8.16.	Collateral Security of Foreign Subsidiary Guarantors	57
	8.17.	Intellectual Property; Operations Support Systems	57
	8.18.	Further Assurances	58
	8.19.	Good Standing Certificates	58

9.	CERTAIN NEGATIVE COVENANTS		58

	9.1.	Restrictions on Indebtedness	58
	9.2.	Restrictions on Liens	60
	9.3.	Restrictions on Investments	62
	9.4.	Restricted Payments	63
	9.5.	Merger, Acquisitions and Consolidation; Disposition of Assets	63
	9.6.	Sale and Leaseback	63
	9.7.	Compliance with Environmental Laws	63
	9.8.	Amendment of Intercreditor Agreement	64
	9.9.	Employee Benefit Plans	64
	9.10.	Business Activities	64
	9.11.	Fiscal Year	64
	9.12.	Transactions with Affiliates	64
	9.13.	Interest Rate Protection Agreements	65
	9.14.	Commingling of Assets	65
	9.15.	No Change to Depreciation Policy	65
	9.16.	Sanctions	65

10.	FINANCIAL COVENANTS		65

	10.1.	Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth	66
	10.2.	Minimum Fixed Charge Coverage Ratio	66

11.	CLOSING CONDITIONS		66

	11.1.	Loan Documents etc	66
	11.2.	Certified Copies of Governing Documents	66
	11.3.	Corporate or Other Action	66
	11.4.	Incumbency Certificate	66
	11.5.	Validity of Liens	66
	11.6.	Asset List; Perfection Certificates and UCC Search Results	66
	11.7.	Certificates of Insurance	67
	11.8.	Borrowing Base Report	67
	11.9.	Financial Condition	67
	11.10.	Opinions of Counsel	67
	11.11.	Payment of Fees	67
	11.12.	Lessee Concentration Limits	67
	11.13.	No Material Adverse Change	67

12.	CONDITIONS TO ALL BORROWINGS		68

	12.1.	Representations True; No Event of Default	68
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	12.2.	No Legal Impediment	68
	12.3.	Governmental Regulation	68
	12.4.	Proceedings and Documents	68
	12.5.	Borrowing Base Report; Approval of Collateral Pool	68
	12.6.	Borrowing Base Compliance	68
	12.7.	Additional Security Documents	68

13.	EVENTS OF DEFAULT; ACCELERATION; ETC		69

	13.1.	Events of Default and Acceleration	69
	13.2.	Termination of Commitments	71
	13.3.	Remedies	71
	13.4.	Distribution of Collateral Proceeds	72

14.	THE ADMINISTRATIVE AGENT		73

	14.1.	Authorization	73
	14.2.	Employees and Administrative Agents	73
	14.3.	No Liability	74
	14.4.	No Representations	74
	14.5.	Payments	75
	14.6.	Holders of Term Notes	76
	14.7.	Indemnity	76
	14.8.	Administrative Agent as Lender, etc	77
	14.9.	Resignation	77
	14.10.	Notification of Defaults and Events of Default	77
	14.11.	Duties in the Case of Enforcement	78
	14.12.	Administrative Agent May File Proofs of Claim	78
	14.13.	Collateral and Guaranty Matters	78
	14.14.	Withholding Tax	79

15.	ASSIGNMENT AND PARTICIPATION		79

	15.1.	Conditions to Assignment	79

16.	PROVISIONS OF GENERAL APPLICATIONS		82

	16.1.	Setoff	82
	16.2.	Expenses	82
	16.3.	Indemnification	83
	16.4.	Treatment of Certain Confidential Information	84
	16.5.	Survival of Covenants, Etc	85
	16.6.	Notices	85
	16.7.	Governing Law	87
	16.8.	Headings	87
	16.9.	Counterparts	87
	16.10.	Entire Agreement, Etc	87
	16.11.	Waiver of Jury Trial	87
	16.12.	Consents, Amendments, Waivers, Etc	88
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	16.13.	Severability	89
	16.14.	USA PATRIOT Act Notice	89
	16.15.	Ratification of Original Agreement	89
	16.16.	No Advisory or Fiduciary Responsibility	89
	16.17.	FATCA	90
	16.18.	Appointment of Mandated Lead Arranger	90

17.	GUARANTY		90

	17.1.	Guaranty	90
	17.2.	Rights of Lenders	91
	17.3.	Certain Waivers	91
	17.4.	Obligations Independent	91
	17.5.	Subrogation	91
	17.6.	Termination; Reinstatement	92
	17.7.	Subordination	92
	17.8.	Stay of Acceleration	92
	17.9.	Condition of the Borrower	92

18.	ACKNOWLEDGEMENT		92

19.	PARALLEL OBLIGATIONS		93

	19.1.	Parallel Security and Parallel Obligations	93
	19.2.	Independent Right of Administrative Agent	93
	19.3.	Amounts Due and Payable to Administrative Agent	93
	19.4.	Independence of Lender Obligations	94
	19.5.	Exercise of Rights in Respect of Parallel Obligations	94
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Exhibits

Exhibit A	Form of Borrowing Base Report
Exhibit B	Form of Term Note
Exhibit C	Form of Loan Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption

Schedules

Schedule 1	Lenders and Commitments
Schedule 7.3	Title to Properties; Leases
Schedule 7.7	Litigation
Schedule 7.15	Certain Transactions
Schedule 7.19(a)	Subsidiaries
Schedule 7.19(b)	Joint Ventures
Schedule 7.20	Bank Accounts
Schedule 9.1	Existing Indebtedness
Schedule 9.2	Existing Liens
Schedule 9.3	Existing Investments
Schedule 16.6.1	Certain Addresses for Notices

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AMENDED AND RESTATED TERM LOAN AGREEMENT

This AMENDED AND RESTATED TERM LOAN AGREEMENT is made as of October 1, 2014 (this “Loan Agreement”), by and among CONTAINER APPLICATIONS LIMITED, a corporation organized under the laws of Barbados having its principal place of business at Suite 102, Bush Hill, Bay Street, St. Michael, Barbados, West Indies (“CAL” or the “Borrower”), CAI INTERNATIONAL, INC., a Delaware corporation having its principal place of business at Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105 (“CAI”), the lending institutions from time to time listed on Schedule 1 hereto (the “Lenders”), ING BANK N.V., as administrative agent for itself and the other Lenders (in such capacity, the “Administrative Agent”) and Physical Bookrunner, and ING BANK, branch of ING-DIBA AG, acting as Mandated Lead Arranger.

RECITALS

WHEREAS, the Borrower, CAI, the Administrative Agent and various financial institutions have previously entered into a term loan agreement, dated as of December 20, 2010 (as amended and modified through the date hereof, the “Original Agreement”), which provides for term loans to the Borrower that have been previously funded;

WHEREAS, the Borrower, CAI, the Administrative Agent and the existing and additional lenders have agreed, subject to occurrence of certain events and the satisfaction of certain conditions, to (i) increase the Total Commitments to One Hundred Fifty Million Dollars ($150,000,000), (ii) rollover any unpaid Term Loans made pursuant to the terms of the Original Agreement and extend the Maturity Date thereof, (iii) adjust certain of the economic terms applicable to the Term Loans and (iv) make certain amendments to the Original Agreement and, for ease of reference, to restate the Original Agreement in its entirety on the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    DEFINITIONS AND RULES OF INTERPRETATION.

1.1.       Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Loan Agreement referred to below:

Account Control Agreement. An account control agreement entered into in connection with the Intercreditor Agreement.

Accounts Receivable. All accounts (as defined in the Uniform Commercial Code) and rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

Accumulated Depreciation. With respect to Eligible Containers as of the date of determination an amount equal to the aggregate amount of depreciation expense recorded with respect to such Eligible Container since the date of original acquisition by the Borrower, according to CAI’s depreciation policy.

Administrative Agent’s Office. The Administrative Agent’s office located at Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands, or at such other location as the Administrative Agent may designate from time to time.

Administrative Agent. ING Bank N.V., acting as administrative agent for the Lenders, and each other Person appointed as the successor Administrative Agent in accordance with §14.9.

Administrative Agent’s Special Counsel. Dentons US LLP or such other counsel as may be approved by the Administrative Agent.

Administrative Questionnaire. An Administrative Questionnaire in a form supplied by the Administrative Agent.

Affiliate. With respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agent Parties. See § 16.6.3.

Aggregate Asset Value. As of any date of determination, an amount equal to the sum of the then Aggregate Finance Lease Value and the then Aggregate Net Book Value.

Aggregate Finance Lease Value. As of any date of determination, an amount equal to the sum of the Net Present Value of Direct Finance Lease Receivables (measured as of the last day of the month immediately preceding such date of determination) of all Eligible Direct Finance Leases.

Anti-Money Laundering Laws. All laws, rules, and regulations of any jurisdiction relevant to any Lender, the Borrower, the Borrower’s Subsidiaries or any Guarantor concerning or relating to anti-money laundering.

Aggregate Net Book Value. As of any date of determination, an amount equal to the sum of the Net Book Values (such Net Book Values to be measured as of the last day of the month immediately preceding such date of determination) of all Eligible Containers.

Applicable Margin. Either of the following: (A) with respect to Eurodollar Rate Loans, one and six tenths of one percent (1.60%) and (B) with respect to Base Rate Loans, six tenths of one percent (0.60%).

Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger. ING Bank N.V. in its capacity as Mandated Lead Arranger and Physical Bookrunner.

Asset Sale. Any sale, transfer or other disposition, or any series of related sales, transfers or other dispositions (including any sale and leaseback transaction), by the Borrower of (i) any Eligible Containers (to the extent not subject to Direct Finance Leases), or (ii) any Container subject to Direct Finance Leases, with or without recourse.

Assignee Group. Two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Assumption. An assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by § 15.1.2, and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

Balance Sheet Date. December 31, 2013.

Barbados Security Documents. All agreements, instruments, filings, records, notices and documents (including any collateral and perfection certificates) in or with respect to Barbados executed or delivered pursuant to or in connection with the Collateral of the Borrower.

Base Rate. For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the Eurodollar Rate (for a period of one month) plus 1%.

Base Rate Loans. Term Loans bearing interest calculated by reference to the Base Rate.

Basel III. Means:

(a)            the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)            the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)            any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

Borrower. As defined in the preamble hereto.

Borrower Materials. See § 8.4.

Borrowing Base. At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report delivered to the Lenders pursuant to §8.4(f) which is equal to the sum (without duplication) of:

(a)            82.50% of the then Aggregate Net Book Value; plus

(b)            85.00% of the then Aggregate Finance Lease Value.

In no event shall a specific Container or specific lease (including a Direct Finance Lease) be simultaneously included in the amounts set forth in both clauses (a) and (b) above.

Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of the Borrower and in substantially the form of Exhibit A hereto.

Business Day. Any day on which banking institutions in New York, New York, San Francisco, California, Frankfurt, Germany and Amsterdam, The Netherlands, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

CAI. As defined in the preamble hereto.

CAI Rail. CAI Rail, Inc., a Delaware Corporation, which is intended to operate in the railcar leasing business.

CAI Rail Indebtedness. Indebtedness incurred by CAI Rail from time to time solely in connection with the purchase of railcars and related assets (including fees, costs and expenses incurred in connection with such purchase) or in connection with the refinancing of such Indebtedness.

Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

Capital Expenditures. Amounts paid or Indebtedness incurred by CAI or any of its Subsidiaries in connection with (i) the purchase or lease by CAI or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP or (ii) the lease of any assets by CAI or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.

Capitalized Leases. Leases under which CAI or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

CERCLA. See § 7.18(b).

Change in Law. The occurrence, after the Restatement Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlement, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities pursuant to Basel III, and (z) the implementation or application of, or compliance with, CRD IV or CRR, or any law or regulation that implements or applies CRD IV or CRR shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented, but, in the case of any such requests, guidelines or directives enacted, adopted, issued or implemented on or before the Restatement Date, only to the extent such requests, guidelines, directives, implementing rules or regulations or changes thereto become effective, or are issued, after the Restatement Date or the effects of such requests, guidelines, directives, implementing rules or regulations or changes thereto were not capable of being calculated with sufficient accuracy prior to the Restatement Date due to a lack of clarity or detail in such requests, guidelines, directives, implementing rules or regulations or changes. As used herein, “CRD IV” means Directive 2013/36/EU of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC, and “CRR” means regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.

Change of Control. An event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)            during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of CAI cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c)            any Person or two or more Persons acting in concert, other than one or more of the Equity Investors, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of CAI, or control over the equity securities of CAI entitled to vote for members of the board of directors or equivalent governing body of CAI on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities;

(d)            a “change of control” or any comparable term under any other document or instrument evidencing Indebtedness of CAI or the Borrower shall have occurred; or

(e)            any event or series of events by which CAI shall own, directly or indirectly, less than one hundred percent (100%) of the Capital Stock of the Borrower.

Code. The Internal Revenue Code of 1986.

Collateral. All of the property, rights and interests of the Borrower that are or are intended to be subject to the Liens created by the Security Documents. For the avoidance of doubt, Collateral shall include, without limitation, all Eligible Containers, all Direct Finance Lease Receivables and all products and proceeds of the foregoing.

Collateral Agent. The Person fulfilling the role of the “collateral agent” under the Intercreditor Agreement.

Collection Account. A bank account (including any deposit account or securities account) of the Borrower and the Guarantor.

Commitment. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender’s commitment to make Term Loans to the Borrower.

Commitment Fee. See § 2.2.

Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender’s percentage of the aggregate Commitments of all of the Lenders.

Commodity Exchange Act. The Commodity Exchange Act (7.U.S.C. §1 et seq), as amended from time to time and any successor stated.

Competitor. Any Person (other than the Borrower, CAI and their respective Affiliates) that is actively engaged in any of the businesses that any of the Loan Parties and their Subsidiaries are permitted to engage in pursuant to §9.10.

Compliance Certificate. See § 8.4(d).

Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of CAI and its Subsidiaries, consolidated in accordance with GAAP.

Consolidated EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income (or Deficit) of CAI and its Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) income tax expense for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) other noncash charges for such period, plus (c) principal payments received by CAI or any of its Subsidiaries during such period with respect to Direct Finance Leases, all as determined in accordance with GAAP.

Consolidated EBITDAR. With respect to any fiscal period of CAI and its Subsidiaries, an amount equal to the sum of (a) Consolidated EBITDA for such fiscal period plus (b) consolidated rental expense on Rental Obligations for such fiscal period as determined in accordance with GAAP.

Consolidated Funded Debt. At any time of determination, with respect to CAI and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of CAI and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by CAI or any of its Subsidiaries, in all cases determined in accordance with GAAP.

Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of CAI and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all non-recurring non-cash gains or losses and any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Operating Cash Flow. With respect to any fiscal period of CAI and its Subsidiaries, an amount equal to (i) Consolidated EBITDAR for such fiscal period minus (ii) cash income taxes paid or payable in such fiscal period, all as determined in accordance with GAAP.

Consolidated Tangible Net Worth. As of any date of determination, at all times in accordance with GAAP, for CAI and its Subsidiaries on a consolidated basis, Shareholders’ Equity of CAI and its Subsidiaries on such date minus the Intangible Assets of CAI and its Subsidiaries on such date; provided that the calculation of Consolidated Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business.

Consolidated Total Debt Service. With respect to CAI and its Subsidiaries and for any Reference Period, the sum, without duplication, of (a) any and all repayments or prepayments of principal, during such period in respect of Indebtedness that become due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which CAI or any of its Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by CAI or any of its Subsidiaries, plus (b) Consolidated Total Interest Expense paid or payable in cash during such Reference Period, plus (c) consolidated rental expense on Rental Obligations for such period as determined in accordance with GAAP.

Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by CAI or any of its Subsidiaries during such period on all Indebtedness of CAI or such Subsidiary outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, all as determined in accordance with GAAP.

Containers. The marine and intermodal cargo containers either owned or leased by the Borrower and employed by the Borrower in the conduct of its business, including, without limitation, refrigerated and dry van, tank, open top and flat rack containers and refrigeration units and generator sets associated therewith, but excluding any chassis for such containers.

Control. The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Conversion Request. A notice given by the Borrower to the Administrative Agent of the Borrower’s election to convert or continue a Term Loan in accordance with §2.7.

Debtor Relief Laws. The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default. See § 13.1.

Delinquent Lender. Subject to §2.11.2, any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Term Loans, within three (3) Business Days of the date required to be funded by it hereunder, and such failure shall continue for two (2) Business Days, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, and such failure shall continue for two (2) Business Days, or (d) has, or has a direct or indirect parent company that has, other than, in the case of either the Lender or the direct or indirect parent of such Lender, an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or national regulatory authority acting in such a capacity; provided that a Lender shall not be a Delinquent Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Delinquent Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Delinquent Lender (subject to Section 2.11.2) upon delivery of written notice of such determination to the Borrower and each Lender.

Designated Jurisdiction. Any country or territory to the extent that such country or territory itself is subject to Sanctions.

Direct Finance Lease. A Lease classified as a direct finance or direct financing lease in accordance with GAAP pursuant to which the Borrower, as lessor, leases one or more Containers to a lessee.

Direct Finance Lease Rate. With respect to any Direct Finance Lease, the implicit interest rate applicable to such Direct Finance Lease, as such interest rate is determined by the Borrower in accordance with GAAP.

Direct Finance Lease Receivables. All accounts and rights of the Borrower to payment in respect of an Eligible Direct Finance Lease that have not been determined by the Borrower or any of its Affiliates to be in default and all sums of money or other proceeds due to the Borrower pursuant to such Eligible Direct Finance Lease, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on the Borrower’s books of account in accordance with generally accepted accounting principles.

Distribution. With respect to any Person, (a) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Person, other than dividends payable solely in shares of common stock of such Person; (b) the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of such Person, directly or indirectly through a Subsidiary of such Person or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); (c) the return of capital by such Person to its shareholders as such; or (d) any other distribution on or in respect of any shares of any class of Capital Stock of such Person.

Documentation Agent. See Introductory Paragraph.

Dollars or $. Dollars in lawful currency of the United States of America.

Domestic Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, located in the United States that will be making or maintaining Base Rate Loans.

Domestic Subsidiary. Any Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States.

Drawdown Date. The Restatement Date (including any deemed funding on such date of a Term Loan under the Original Agreement), and the date on which any Term Loan is converted or continued in accordance with §2.7.

Eligible Assignee. Any of the following: (a) A Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the Borrower’s Affiliates or Subsidiaries or any Competitor of the Borrower, the Borrower’s Affiliates or Subsidiaries (or any Affiliate of any such Competitor).

Eligible Container. Each Container owned by the Borrower which complies with all of the following:

(a)            is subject to a first priority fully perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties in Barbados and in all jurisdictions within the United States of America where filing financing statements in accordance with the Uniform Commercial Code is necessary to perfect the Administrative Agent’s security interest in such Container,

(b)            is subject to no other Liens except Permitted Liens that are permitted pursuant to §§9.2.1 (v), (ix) and (x),

(c)            is in a serviceable condition in the normal course of business,

(d)            has not suffered an Event of Loss,

(e)            is not the subject of a finance or trade credit arrangement between the Borrower as obligor and a third party obligee but is owned by the Borrower outright,

(f)            is not then subject to a Direct Finance Lease (provided, however, that a Container that has been recovered from the lessee under a defaulted Direct Finance Lease shall qualify as an Eligible Container so long as such Container satisfies clauses (a), (b), (c), (d), (e) and (g) of this definition of Eligible Container),

(g)            if such Container is then subject to a lease, the related lessee under such lease is not the Borrower, an Affiliate of the Borrower, a Sanctioned Person or a Sanctioned Entity,

(h)            is not a generator set, and

(i)            when considered with all other Eligible Containers and Eligible Direct Finance Leases, complies with all of the Type Concentration Limits.

Eligible Direct Finance Lease. A Direct Finance Lease owned by the Borrower pursuant to which the Borrower as lessor leases one or more Containers owned by the Borrower which Direct Finance Lease complies with all of the following:

(a)            the related lessee is not the Borrower, an Affiliate of the Borrower, a Sanctioned Person or a Sanctioned Entity;

(b)            the Borrower shall have determined in accordance with its standard business practice that the amounts payable by such Lessee under such Direct Finance Lease are collectible from such Lessee if an event of default under such lease shall have occurred and then be continuing under such lease;

(c)            such Direct Finance Lease, the Containers subject to such Direct Finance Lease and the proceeds of each of the foregoing are subject to a first priority fully perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties; if any account debtor in respect of Direct Finance Lease Receivables is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect thereof, the Borrower shall inform the Administrative Agent and take such other actions as may be required by the Administrative Agent to ensure its valid and perfected first priority security interest in such Direct Finance Lease Receivables and right to collect from such account debtor prior to including the same in the Borrowing Base;

(d)            such Direct Finance Lease, the Containers subject to such Direct Finance Lease and the proceeds of each of the foregoing are subject to no other Liens other than those Permitted Liens that are permitted pursuant to §§9.2.1 (v), (ix) or (x);

(e)            the Containers subject to such Direct Finance Lease comply with the provisions set forth in clauses (a), (b), (c), (d), (e), (g) and (h) of the definition of “Eligible Container”; provided however, that if a Direct Finance Lease includes Containers that do not comply with the provisions of any of the foregoing clauses (collectively, the “Collateral Quality Conditions”), such Direct Finance Lease shall be an Eligible Direct Finance Lease only to the extent that it includes Containers that satisfy the Collateral Quality Conditions;

(f)            the rights of the Borrower under such Direct Finance Lease are assignable without the consent of, or notice to, the lessee thereunder except for such consents that have been obtained or notices given; and

(g)            when considered with all other Eligible Containers and Eligible Direct Finance Leases, complies with all of the Type Concentration Limits.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

Environmental Laws. See § 7.18(b).

EPA. See § 7.18(c).

Equity Investors. Mr. Hiromitsu Ogawa, members of his immediate family and trusts established for the benefit of Mr. Hiromitsu Ogawa and members of his immediate family, and senior executives of CAI or the Borrower and members of the Board of Directors of CAI.

ERISA. The Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under §414 of the Code.

ERISA Event. (a) An ERISA Reportable Event with respect to a Guaranteed Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Guaranteed Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of an Employee Benefit Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Guaranteed Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Guaranteed Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

Eurodollar Base Rate. See definition of Eurodollar Rate.

Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

Eurodollar Lending Office. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

Eurodollar Rate. For any Interest Period with respect to any Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 - Eurodollar Reserve Percentage

Where,

Eurodollar Base Rate. For such Interest Period, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such ICE LIBOR. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by ING Bank and with a term equivalent to such Interest Period would be offered by ING Bank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. Notwithstanding the foregoing, the Eurodollar Rate in effect shall in no case be less than zero for purposes of interest calculations under this Loan Agreement.

Eurodollar Rate Loans. Term Loans bearing interest calculated by reference to the Eurodollar Rate.

Eurodollar Reserve Percentage. For any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Event of Default. See § 13.1.

Event of Loss. With respect to any Container, the occurrence of any of the following events:

(a)            total loss or destruction thereof;

(b)            theft or disappearance thereof without recovery (including any failure to recover a Container that is or was subject to a defaulted Direct Finance Lease or other lease) within sixty (60) days after such theft or disappearance becomes known to the Borrower or any Guarantor;

(c)            damage rendering such Container unfit for normal use and, in the judgment of the Borrower or any Guarantor, beyond repair at reasonable cost; and

(d)            any condemnation, seizure, forced sale or other taking of title to or use of any such Container.

Excluded Intercompany Obligations. Payments owing by the Borrower to CAI arising in the ordinary course of business that represent either (a) payments of Net Operating Income (as defined in the Intercreditor Agreement) that are distributable to third party owners of containers and the associated lease, or (b) reimbursement for Operating Expenses (as defined in the Intercreditor Agreement) previously incurred.

Excluded Subsidiary. Any Subsidiary of CAI formed on or after April 12, 2012 that (a) does not participate in any cash management or other arrangements under which any of its revenues, collections or payables are commingled with any assets of any Loan Party or Securitization Entity or under which any Loan Party provides cash management or other services supporting the collection of its revenues or payment of its expenses unless such services are provided on an arms-length basis and such Loan Party is reimbursed for the market cost of such services; (b) has no Indebtedness or other obligations that are guaranteed by or secured by any assets of any Loan Party and (c) has provided to the Administrative Agent evidence of the foregoing satisfactory to the Administrative Agent. Each Subsidiary of CAI that as of the Restatement Date is an Excluded Subsidiary has been indicated as such on Schedule 7.19(a) hereto.

Excluded Swap Obligation. With respect to a Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which the Guaranty or security interest is or becomes illegal.

Federal Funds Rate. For any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the rate determined to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York time) on such day. The rate in clause (b) of the immediately preceding sentence shall be determined by the Administrative Agent (in the absence of manifest error).

FATCA. This term shall mean:

(a)            Sections 1471 to 1474 of the Code or any current or future associated regulations or other official guidance that is substantially comparable and not materially more onerous to comply with;

(b)            any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the U.S. and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)            any agreement pursuant to the implementation of paragraphs (a) or (b) above with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction.

Fee Letter. Each of (A) the fee letter, dated as of the Restatement Date, among the Borrower, the Administrative Agent and ING Bank N.V., as Mandated Lead Arranger and Physical Bookrunner, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, and (B) each fee letter, dated as of the Restatement Date, between the Borrower and the applicable Lender, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Foreign Subsidiary. Any Subsidiary other than a Domestic Subsidiary.

Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

GAAP or generally accepted accounting principles. (a) When used in § 10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of “GAAP” a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

Governing Documents. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

Governmental Authority. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

Guaranteed Obligations. See § 17.1.

Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantors. Collectively, each of (a) CAI with respect to its Guaranty under Article XVII, (b) Container Applications International (U.K.) Limited, Container Applications International, Ltd. Container Applications (Malaysia) SDN BDH and Sky Container Trading Limited, (c) each Foreign Subsidiary of the Borrower which becomes a Guarantor pursuant to §8.15 hereof, and (d) each Domestic Subsidiary of the Borrower which is required to become a Guarantor pursuant to §8.14 hereof.

Guaranty. Collectively, (i) the Guaranty made by (x) CAI under Article XVII and (y) any guaranty from time to time delivered in connection with §8.14 or §8.15 of this Agreement or any other Loan Document, pursuant to which such other guarantor guarantees to the Secured Parties (or the Administrative Agent for the benefit of the Secured Parties) the payment and performance of the Obligations of the Borrower (collectively, the “Foreign Guaranties”), and (ii) any other guaranty from time to time delivered in connection with this Agreement or any other Loan Document, in each case, as the same may be amended, restated or otherwise supplemented from time to time.

Hazardous Substances. See § 7.18(c).

Hedge Counterparty. Any counterparty to the Borrower under an Interest Rate Protection Agreement or a Swap Contract that is the Administrative Agent or any of the Lenders (or any Affiliate of the Administrative Agent or a Lender).

Indemnitee. See § 16.3.

Indebtedness. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a)            every obligation of such Person for money borrowed,

(b)            every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(c)            every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d)            every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(e)            every obligation of such Person under any Capitalized Lease,

(f)            every obligation of such Person under any Synthetic Lease,

(g)            all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(h)            every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

(i)            every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a “derivative contract”),

(j)            every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

(k)            every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (j) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation, and

(l)            all Rental Obligations of such Person;

provided, however, that, for the avoidance of doubt, any trade payables owing to manufacturers incurred in the ordinary course of business that is not delinquent shall not be deemed Indebtedness for the purposes of this definition.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rental obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price, and (vii) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

ING Bank. ING Bank N.V., in its individual capacity.

Intangible Assets. Assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

Intercreditor Agreement. The Intercreditor Collateral Agreement (as amended, modified or supplemented from time to time), dated as of December 20, 2010, by and among the Guarantor, the Borrower, certain “Lenders”, “Owners”, the “Revolver Agent”, the “Collateral Agent” (as each such term is defined therein) and certain other Persons that from time to time become party thereto.

Interest Payment Date. (a) As to any Base Rate Loan, the last day of each Interest Period for such Base Rate Loan; and (b) as to any Eurodollar Rate Loan, the last Business Day of the Interest Period for such Eurodollar Rate Loan.

Interest Period. With respect to any Term Loan, (a) with respect to the period from the Restatement Date and ending on such date or dates as the Borrower and the Administrative Agent shall mutually agree upon, and (2) thereafter, each period commencing on the day of the expiration of the immediately preceding Interest Period for such Term Loan and ending on the three or six month anniversary (in the case of Eurodollar Rate Loans) or the three month anniversary (in the case of Base Rate Loans) of continuance of such Term Loan (as requested by the Borrower), or such lesser period as selected by the Borrower and available to and approved by the Administrative Agent; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A)            if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

(B)            if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

(C)            if the Borrower shall fail to give notice as provided in §2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

(D)            any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

(E)            any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

Interest Rate Protection Agreement. Any agreement providing for an interest rate swap, cap, collar, or other hedging mechanism with respect to interest payable on Indebtedness.

Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock (other than stock in a Guarantor other than CAI) or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall not be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

IP Rights. Collectively, all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

Laws. Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Lender Affiliate. With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

Lender Obligations. See § 19.1.

Lenders. ING Bank N.V. and the other lending institutions listed on Schedule 1 hereto as Lenders and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to § 15.

Lien. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), charge or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing).

Loan Agreement or Agreement. This Amended and Restated Term Loan Agreement, including the Schedules and Exhibits hereto as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Loan Documents. This Loan Agreement, the Term Notes, the Guaranty, the Fee Letters, the Security Documents and all other documents, instruments, agreements and certificates now or hereafter in connection with any of the foregoing or the transaction contemplated hereby.

Loan Parties. The Borrower, CAI and each other Guarantor of the Obligations.

Loan Request. See § 2.6.

Material Adverse Effect. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

(a)            a material adverse effect on the business, properties, prospects, condition (financial or otherwise), assets, operations or income of the Borrower, CAI and its Subsidiaries, taken as a whole;

(b)            an adverse effect on the ability of the Borrower, CAI or any of their respective Subsidiaries, taken as a whole, to perform the Obligations under any of the Loan Documents to which any is a party; or

(c)            any impairment of the validity, binding effect or enforceability of this Loan Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

Material Subsidiary. A Subsidiary of CAI which (x) owns assets in excess of 2.50% of the book value of the total assets of CAI and its Subsidiaries or (y) has revenues in excess of 2.50% of the total revenues of CAI and its Subsidiaries.

Maturity Date. October 1, 2019.

Moody’s. Moody’s Investors Services, Inc.

Multiemployer Plan. Any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Book Value. With respect to an Eligible Container, as of the date of determination, an amount equal to the Original Cost of such Eligible Container less the Accumulated Depreciation of such Eligible Container as of the last day of the month immediately preceding such date of determination.

Net Present Value. At the relevant time of reference thereto, and as the context may require, the discounted present value of Direct Finance Lease Receivables, discounted at the Direct Finance Lease Rate per annum, of the remaining term of the applicable Direct Finance Lease.

Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Lenders, any Hedge Counterparty and the Administrative Agent, individually or collectively, existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement, or any of the other Loan Documents or any Interest Rate Protection Agreement or Swap Contract entered into with any Hedge Counterparty which contains a provision stating that it relates to the Term Loans incurred pursuant to this Loan Agreement or any of the Term Loans incurred or any of the Term Notes or other instruments at any time evidencing any of the foregoing; provided, however, that with respect a Guarantor, the term “Obligation” shall exclude an Excluded Swap Obligation.

OFAC. The Office of Foreign Assets Control of the United States Department of Treasury.

Original Agreement. This term shall have the meaning set forth in the Recitals.

Original Cost. With respect to any Eligible Container, the basic purchase price therefor expressed in Dollars as invoiced by the supplier of any unit of container equipment (such price being the firm works unit price thereof as set out in the relevant purchase order) plus any related shipping and positioning charges as invoiced, as determined in accordance with GAAP consistently applied. Notwithstanding the foregoing, the calculation of the Original Cost must be satisfactory to all of the Lenders.

outstanding or Outstanding. With respect to the Term Loans, the aggregate unpaid principal thereof as of any date of determination.

Parallel Obligations. See § 19.1.

Participant. See § 15.1.4.

PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

PCAOB. The Public Company Accounting Oversight Board.

Perfection Certificate. The Perfection Certificate as defined in the Security Agreement.

Permitted Acquisitions. Any acquisition by the Borrower, CAI or a Guarantor, whether by purchase, merger or otherwise, of all or substantially all of the assets of, the Capital Stock of, or a business line or unit or a division of, any Person; provided that:

(i)            immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(ii)            all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable approvals of Governmental Authorities;

(iii)            such acquisition shall be consensual and shall have been approved by the board of directors of such Person;

(iv)            in the case of the acquisition of Capital Stock, the issuer of such Capital Stock shall become a Subsidiary of CAI immediately after consummation of the applicable transaction, and CAI shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary (or as of such later date as the Administrative Agent shall consent), the actions required to be taken, if any, under §8.15 or CAI shall include a certification in the certificate referenced in clause (vii) below that such new Subsidiary does not need to become a Guarantor in order to maintain compliance with §8.15;

(v)            on a pro forma basis after giving effect to such acquisition, the Borrower is in compliance with the financial covenants contained in §10 for the period immediately prior to the making of such acquisition and during the twelve (12) month period immediately following the making of such acquisition;

(vi)            any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which CAI and its Subsidiaries are permitted to engage in pursuant to §9.10 and activities related thereto; and

(vii)            the Borrower shall have delivered to Administrative Agent a certificate, in form and substance reasonably satisfactory to it, from a Responsible Officer of the Borrower certifying that the conditions set forth in clauses (i) through (vi) above are satisfied (which certificate shall attach supporting projections, information and calculations with respect to the requirements set forth in clause (v) above (all based on fair and reasonable projections of the financial performance of CAI and its Subsidiaries)).

Permitted Liens. Liens permitted by §9.2.

Permitted Securitization. Any secured lending facility entered into by a Securitization Entity after the Restatement Date solely for the purpose of purchasing or financing assets of the Borrower, CAI and any of their respective Subsidiaries, provided that (i) any Indebtedness incurred in connection with such facility is non-recourse to the Borrower, CAI or any of their respective Subsidiaries and their respective assets, (ii) such Securitization Entity engages in no business and incurs no Indebtedness or other liabilities or obligations other than those related to or incidental to such facility, (iii) other than the initial Investment in such Securitization Entity, none of the Borrower, CAI or any of their respective Subsidiaries are required to make additional Investments in such Securitization Entity, (iv) none of the Borrower, CAI or any of their respective Subsidiaries have any material contract, agreement, arrangement or understanding with such Securitization Entity other than on terms no less favorable (in the aggregate) to the Borrower, CAI or any of their respective Subsidiaries than those that might be obtained at that time from Persons that are not Affiliates of the Borrower, and (v) none of the Borrower, CAI or any of their respective Subsidiaries has any obligation to maintain such Securitization Entity’s financial condition or cause such Securitization Entity to achieve certain levels of operating results other than any obligation of Borrower, CAI or any of their respective Subsidiaries, as an equipment manager of Containers with respect to such Securitization Entity.

Person. Any individual, corporation, limited liability company, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

Platform. See § 8.4.

Prime Rate. The “prime rate” is the rate of interest per annum published in the Wall Street Journal from time to time as the Wall Street Journal Prime Rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate published by the Wall Street Journal as the Wall Street Journal Prime Rate is an index or base rate and shall not necessarily be the lowest or best rate charged by banks to their customers or other banks.

Principal Balance. With respect to any Term Note owned by a Lender as of any date of determination, an amount equal to the excess of (x) the aggregate original principal amounts of the Term Loan made by such Lender, over (y) the sum of all Principal Payment Amounts and optional and mandatory prepayments of the Term Loans by the Borrower which are actually paid to such Lender subsequent to the Restatement Date.

Principal Payment Amount. For each Principal Payment Date the portion of principal balance of the Term Loans payable on such Principal Payment Date in accordance with Section 3.1 hereof. The Principal Payment Amount due on any Principal Payment Date is in addition to any prepayment required pursuant to the provisions of Section 3.2 hereof.

Principal Payment Date. Each of (i) the last day of each three month period, commencing on December __, 2014, and the last day of every third month thereafter (or, if such day is not a Business Day, the immediately preceding Business Day), and (ii) the Maturity Date.

RCRA. See § 7.18(b).

Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

Reference Period. As of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

Register. See § 15.1.3.

Related Parties. With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Rental Obligations. All present or future obligations of CAI or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (a) obligations that can be terminated by the giving of notice without liability to CAI or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination, (b) obligations under rental agreements relating to equipment other than Containers having an aggregate value of less than $5,000,000 for all such agreements, (c) obligations in respect of any Capitalized Leases, (d) any obligations incurred in a lease transaction where the obligation of CAI or its Subsidiary to pay rent thereunder is limited to a pass-through of net rental amounts received by CAI or its Subsidiaries from a sublessee of container equipment under such transaction ("net sublease rentals"), so that if there are no net sublease rental amounts received by CAI or its Subsidiaries from a sublessee then CAI or its Subsidiaries would have no obligation to make any rental payment under or in connection with such transaction, shall not constitute a Rental Obligation hereunder; and (e) obligations under the lease of commercial office properties in the conduct of the business of CAI or any of its Subsidiaries shall not be deemed a Rental Obligation hereunder. For purposes of this Loan Agreement, the aggregate amount of Rental Obligations of CAI and its Subsidiaries shall, as at any date of determination, be an amount equal to the net present value, calculated at a discount rate of nine percent (9.00%) per annum, of the future Rental Obligations of such Person.

Required Lenders. As of any date, the Lenders holding Term Exposures representing more than fifty percent (50%) of the sum of the total Term Exposures at such time; provided that the portion of the outstanding Principal Balances held or deemed held by, any Delinquent Lender shall be excluded for purposes of making a determination of Required Lenders.

Required Prepayment Amount. For any Principal Payment Date and subject to the provisions of Section 3.2.2, an amount equal to the sum of:

(A)            the product of (i) 82.5% and (ii) the sum of the Net Book Values of all Eligible Containers that (1) were sold after the date of the Borrowing Base Report for the immediately preceding Principal Payment Date, or (2) have suffered an Event of Loss after the date of the Borrowing Base Report for the immediately preceding Principal Payment Date or (3) that since the date of the Borrowing Base Report for the immediately preceding Principal Payment Date no longer meet the requirements to be classified as Eligible Containers in the most recent Borrowing Base Report;

(B)            the product of (i) 85% and (ii) the Net Present Value of Direct Finance Lease Receivables of all Eligible Direct Finance Leases (1) sold after the date of the Borrowing Base Report for the immediately preceding Principal Payment Date and (2) that since the date of the Borrowing Base Report for the immediately preceding Principal Payment Date no longer meet the requirements to be classified as Eligible Direct Finance Leases in the most recent Borrowing Base Report; and

(C)            after giving effect to the clauses (A) and (B) above, the amount (if any) by which the then unpaid principal balance of all Term Loans exceeds the Borrowing Base measured as of the last day of the immediately preceding month set forth in the Borrowing Base Report.

Responsible Officer. The chief executive officer, president, chief operating officer, chief financial officer or interim chief financial officer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

Restatement Date. The first date all the conditions precedent in § 11 are satisfied or waived and the Term Loans are to be made or “rolled over”.

Restricted Funded Debt. At any time of determination, with respect to the Borrower and Guarantors, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrower and Guarantors, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables (including trade payables to manufacturers) incurred in the ordinary course of business), (iii) Capitalized Leases, (iv) Rental Obligations, and (v) the maximum drawing amount of all letters of credit outstanding plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrower and Guarantors. For the avoidance of doubt, such Indebtedness referred to in Subsection (a) above excludes Indebtedness of any Securitization Entity.

Restricted Payment. In relation to CAI and its Subsidiaries, any Distribution to (i) CAI’s or any Subsidiary’s shareholders (or other equity holders), in each case, other than to the Borrower, or (ii) any Affiliate of the Borrower or any Subsidiary or any Affiliate of the Borrower’s or such Subsidiary’s shareholders (or other equity holders), in each case, other than to the Borrower.

Restricted Tangible Net Worth. As of any date of determination, for the Borrower and Guarantors on a consolidated basis, shareholders’ equity of the Borrower and Guarantors on such date minus the Intangible Assets of the Borrower and Guarantors on such date; provided that the calculation of Restricted Tangible Net Worth shall exclude any unrealized adjustments, whether positive or negative, resulting from Interest Rate Protection Agreements or Swap Contracts in respect of currency hedging entered into in the ordinary course of business. For the avoidance of doubt, such shareholders’ equity and Intangible Assets referred to above exclude shareholders’ equity and Intangible Assets of any Securitization Entity.

Sanctioned Entity. Any of the following: (i) an agency or instrumentality of the government of a country subject to Sanctions, (ii) an entity majority-owned, directly or indirectly, by a Sanctioned Entity or (iii) a natural person that is subject to sanctions or is resident in a country that is subject to Sanctions.

Sanctioned Person. Any of the following on the Restatement Date or in the future: (i) a Person or vessel named on (A) the list of Specially Designated Nationals or Blocked Persons maintained and updated from time to time by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time (the “U.S. Sanctions List”) or (B) the sanctions list administered and updated from time to time by the European Union, the United Nations and all other applicable sanctions lists (the “EU/UN Sanctions List”), or (ii) any entity majority-owned, directly or indirectly, by such Person, or (iii) without duplication of the clauses (i) and (ii) any Person organized under the laws of any of Cuba, Iran, Myanmar, Sudan, South Sudan, Syria or North Korea.

Sanctions. Any international economic or trade sanctions (including all Sanctions Laws) enacted, administered or imposed by the United States government, including, without limitation, OFAC, or the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Sanctions Laws. Any of the following: (1) U.S. sanctions laws including the Trading With The Enemy Act, the International Emergency, Economic Powers Act, the Iran Sanctions Act of 1996, as amended, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the National Defense Authorization Act of 2012 (including the Iran Freedom Counter-Proliferation Act), the Iran Threat Reduction and Syria Human Rights Act of 2012, the OFAC Sanctions Programs (including the U.S. Sanctions List) and (2) any laws or pronouncement issued by any other relevant sanctions authority.

SARA. See § 7.18(b).

Secured Parties. Collectively, the Administrative Agent, the Lenders, any other holder from time to time of Obligations, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to §14, and the other Persons (including any Hedge Counterparty to an Interest Rate Hedge Agreement that contains a provision stating that it relates to the Term Loans made pursuant to this Loan Agreement) the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

Securities Laws. The Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

Securitization Entity. A special purpose bankruptcy-remote corporation, partnership, trust, limited liability company or other business entity that is formed by, and will remain a Subsidiary of CAI, for the sole and exclusive purpose of purchasing or financing assets of CAI or any of its Subsidiaries.

Security Agreement. The Amended and Restated Security Agreement, dated or to be dated as of the Restatement Date, between the Borrower and the Administrative Agent, and in form and substance satisfactory to the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Security Documents. The Security Agreement, the Use and Access Agreement, the Barbados Security Documents, all Account Control Agreements, the Intercreditor Agreement and all other agreements, instruments, filings, records, registrations and documents, including without limitation, Uniform Commercial Code financing statements (or the equivalent thereof in any applicable foreign jurisdiction) and the Perfection Certificates, (a) required to be executed or delivered pursuant to any Loan Document or §§8.13, 8.14, 8.15 or 8.16 or (b) that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

Senior Revolving Credit Facility. That certain Third Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013 (as amended restated and otherwise expanded from time to time (including without limitation, increases in maximum Indebtedness that may be borrowed thereunder) among CAI and Borrower, as borrowers, Bank of America, N.A. and the other lending institutions from time to time party thereto, and Bank of America N.A. as administrative agent (the “BofA Revolving Credit Agreement”); and (ii) any revolving credit facility that may be entered into from time to time as a replacement for the BofA Revolving Credit Agreement (a “Replacement Revolving Credit Agreement”) as such Replacement Revolving Credit Agreement may be amended, restated and otherwise expanded (including without limitation, increases in maximum Indebtedness that may be borrowed thereunder).

Shareholders’ Equity. As of any date of determination, consolidated shareholders’ equity of CAI and its Subsidiaries as of that date determined in accordance with GAAP.

S&P. Standard & Poor’s Ratings Group.

Solvent. With respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specialized Containers. Any Container that is not either a Standard Container or a tank container.

Staff Loan Program. A program administered by CAI pursuant to which CAI makes loans to employees; provided, that the aggregate principal amount of loan outstanding at any time under such Programs shall not exceed $1,500,000 and that no more than an aggregate amount of $100,000 of which may be unsecured.

Standard Containers. All of the following: (i) 20’x8’ 6”, 40’x8’6” and 40’x9’6” dry cargo Containers and (ii) 20’x8’6”, 40’x8’6” and 40’x9’6” refrigerated Containers.

Subordinated Debt. Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Administrative Agent and the Lenders in writing.

Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

Swap Contract. (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

Swap Obligation. With respect to the Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

Syndication Agent. See Introductory Paragraph.

Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

Term Exposure. With respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Term Loans at such time.

Term Loans. Term Loans made or to be made by the Lenders to the Borrower pursuant to §2.

Term Note Record. The grid attached to a Term Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Term Loan referred to in such Term Note.

Term Note. See § 2.4.

Total Commitment. The sum of the Commitments of the Lenders, as in effect from time to time. The Total Commitment on the Restatement Date is One Hundred Fifty Million Dollars ($150,000,000).

Total Leverage Ratio. As at any date of determination, the ratio of (a) Consolidated Funded Debt as of the last day of a fiscal quarter to (b) Consolidated Tangible Net Worth as of the last day of a fiscal quarter; provided that (i) in the event any Permitted Acquisition shall have been completed during or after such fiscal quarter and prior to the delivery of the calculation of the Total Leverage Ratio for the next fiscal quarter, the Total Leverage Ratio shall be computed giving pro forma effect to such Permitted Acquisition as if it had been completed at the beginning of such fiscal quarter, using the actual results (as approved by the Administrative Agent) of the Person, assets or business unit being so acquired.

Type. As to any Term Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

Type Concentration Limits. All of the following:

(i)            the sum of the Net Book Values of all Eligible Containers that are tank containers and the sum of the Direct Finance Lease Values of all Eligible Direct Finance Leases that relate to tank containers shall not, in aggregate, exceed an amount equal to ten percent (10%) of the Borrowing Base;

(ii)            the sum of the Net Book Values of all Eligible Containers that are Specialized Containers and the sum of the Direct Finance Lease Values of all Eligible Direct Finance Leases that relate to Specialized Containers shall not, in aggregate, exceed an amount equal to ten percent (10%) of the Borrowing Base; and

(iii)            the sum of the Net Book Value of all Eligible Containers that are Standard Containers and the sum of the Direct Finance Lease Values of all Eligible Direct Finance Leases that relate to Standard Containers shall, in aggregate, be not less than an amount equal to eighty percent (80%) of the Borrowing Base.

Undisclosed Administration. In relation to a Lender or its direct or indirect parent company means the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

Use and Access Agreement. The Amended and Restated Use and Access Agreement, dated or to be dated as of the Restatement Date, between the Borrower, CAI and the Administrative Agent, and in form and substance satisfactory to the Lenders and the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

1.2.              Rules of Interpretation.

(a)            A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan Agreement.

(b)            The singular includes the plural and the plural includes the singular.

(c)            A reference to any law includes any amendment or modification to such law.

(d)            A reference to any Person includes its permitted successors and permitted assigns.

(e)            Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)            The words “include”, “includes” and “including” are not limiting.

(g)            All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the Uniform Commercial Code.

(h)            Reference to a particular “§” refers to that section of this Loan Agreement unless otherwise indicated.

(i)            The words “herein”, “hereof’, “hereunder” and words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

(j)            Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.”

(k)            This Loan Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Loan Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

1.3.            Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations including calculations of the Borrowing Base) required to be submitted pursuant to this Loan Agreement shall be prepared (unless otherwise specified herein) in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements of the relevant Person, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of CAI and its Subsidiaries (including the Borrower) shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Loan Agreement, and either the Borrower, or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Loan Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements for the year ended December 31, 2013 for all purposes of this Loan Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c)            Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower or CAI and their respective Subsidiaries or to the determination of any amount for the Borrower or the Guarantor and their respective Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower or the Guarantor is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.4         Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

2.            THE SENIOR CREDIT FACILITY.

2.1.            Term Loans. Subject to the terms and conditions set forth in this Loan Agreement, each of the Lenders severally agrees to lend to the Borrower on a single occasion on the Restatement Date, Term Loans up to a maximum aggregate amount outstanding (after giving effect to the Term Loans requested) equal to such Lender’s Commitment. The Term Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage. Each request for a Term Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth above and in § 11 and § 12 have been satisfied on the date of such request.

Each Term Loan shall be a Eurodollar Rate Loan, except (i) under the circumstances set forth in Section 5.4 or Section 5.5 or (ii) if requested by the Borrower and agreed to by the Administrative Agent and each Lender.

2.2.            Restatement Date Mechanics. Each Lender that on the Restatement Date has an unpaid Term Loan under the Original Agreement shall be deemed to have fulfilled its Commitment under this Loan Agreement to the extent of such unpaid Term Loan. Each Lender that is a party to the Original Agreement that will not be a party to this Loan Agreement will receive on the Restatement Date an amount equal to the then unpaid principal balance of, and accrued interest on its unpaid Term Loan. Each other Lender not addressed in the preceding sentence will fund an amount (not to exceed the amount of its Commitment) such that, after giving effect to such funding, the unpaid principal amount of the Term Loan for each Lender (stated as a percent of the unpaid principal balance of all Term Loans) will be equal to its Commitment Percentage and such funding shall be deemed to be the payment of the purchase price for such Lender’s purchase of Term Loans from the other Lenders and its advance of Term Loans hereunder.

2.3.            [Reserved].

2.4.            Evidence of Debt. The Term Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Term Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note of the Borrower in substantially the form of Exhibit B hereto (each a “Term Note”), which shall evidence such Lender’s Term Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Note(s) and endorse thereon the date, amount, interest rate and maturity of such Lender’s Term Loans and payments with respect thereto.

2.5.            Interest. Except as otherwise provided in §5.10,

(a)            Each Term Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof or the date it was converted from a Eurodollar Rate Loan and ending on the last day of the Interest Period with respect thereto or the date it is converted to a Eurodollar Rate Loan at the rate per annum equal to the Base Rate (in effect from time to time) plus the Applicable Margin with respect to Base Rate Loans.

(b)            Each Term Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof or the date it was converted from a Base Rate Loan and ending on the last day of the Interest Period with respect thereto or the date it is converted to a Base Rate Loan at the rate per annum equal to the Eurodollar Rate (but not less than zero) determined for such Interest Period plus the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

The Borrower promises to pay interest on each Term Loan made to it in arrears on each Interest Payment Date with respect thereto.

2.6.            Requests for Term Loans. The Borrower shall give to the Administrative Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Term Loan requested hereunder (a “Loan Request”) no less than (a) three (3) Business Days prior to the Restatement Date for any Base Rate Loan (if a Base Rate Loan is requested by the Borrower and is agreed to by the Administrative Agent and, all Lenders in their sole discretion) and (b) four (4) Eurodollar Business Days prior to the Restatement Date for any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Term Loan requested, (ii) the Interest Period for such Term Loan and (iii) the Type of such Term Loan. Notwithstanding anything to the contrary herein, each Term Loan shall be a Eurodollar Rate Loan, except (i) under the circumstances set forth in Section 5.4 or Section 5.5, and (ii) if consented to by the Administrative Agent and each Lender. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Term Loan requested from the Lenders on the Restatement Date. Each Loan Request relating to a Base Rate Loan shall be in a minimum aggregate amount of $500,000 and each Loan Request relating to a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000.

2.7.            Conversion Options.

2.7.1.            Conversion to Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Term Loan to a Term Loan of another Type, provided that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election and the proposed Interest Period (and the Administrative Agent shall promptly deliver a copy to each Lender) and, except as set forth in Section 5.4 or Section 5.5 hereof, such conversion shall only be permitted if the Administrative Agent and all of the Lenders consent in their sole discretion; (b) each Base Rate Loan shall automatically convert to a Eurodollar Rate Loan at the end of the applicable Interest Period for such Base Rate Loan, unless the Borrower and the Administrative Agent otherwise mutually agree that such Base Rate Loan shall continue as a Base Rate Loan; and (c) with respect to any proposed conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage, as the case may be, of such Term Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Term Loans of any Type may be converted into a Term Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of at least $500,000, in the case of conversion to Base Rate Loans, and $1,000,000 in the case of conversion to Eurodollar Rate Loans. Each Conversion Request relating to the conversion of a Term Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

2.7.2.            Continuation of Eurodollar Rate Loans. Unless otherwise requested in accordance with Section 2.6, each Eurodollar Rate Loan shall automatically be continued as a Eurodollar Rate Loan for an equivalent Interest Period upon the expiration of an Interest Period with respect thereto.

2.7.3.            Eurodollar Rate Loans. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000. No more than six (6) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

2.8.            Funds for Term Loans.

2.8.1.            Funding Procedures. Not later than 1:00 p.m. (New York time) on the proposed Drawdown Date of any Term Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent’s Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Term Loans; provided, however, that (i) a Lender that is a party to the Original Agreement will only need to fund an amount equal to the excess of (i) its Commitment Percentage of the requested Term Loan over (ii) the unpaid principal balance of the Term Loan owing to such Lender pursuant to the terms of the Original Agreement. Upon receipt from each Lender of such amount, and upon receipt of the documents required by §§11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Term Loans made available to the Administrative Agent by the Lenders.

2.8.2.            Advances by Administrative Agent. (1) The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender’s Commitment Percentage of the Term Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Term Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Term Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s share of such Term Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)            Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)            A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under §§2.8.2(a) and (b) shall be conclusive, absent manifest error.

2.8.3.            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and to make payments pursuant to § 14.7 are several and not joint. The failure of any Lender to make any Term Loan, to fund any such participation or to make any payment under § 14.7 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loans, to purchase its participation or to make its payment under § 14.7.

2.9.            Change in Borrowing Base. The Borrowing Base shall be calculated (based on the application of the formula contained in the definition of “Borrowing Base”) by the Borrower pursuant to a Borrowing Base Report delivered to the Administrative Agent on the Restatement Date and at such other intervals as may be specified pursuant to §8.4(f) by reference to the Borrowing Base Report most recently delivered to the Lenders and the Administrative Agent. The Administrative Agent shall give to the Borrower written notice of the amount of the Borrowing Base determined by the Administrative Agent as a result of its calculation thereof to the extent that the Administrative Agent’s calculation thereof differs from that of the Borrower. Prior to the time any such notice becomes effective, the Borrowing Base shall be computed as it would have been computed in the absence of such notice.

2.10.            Term Loan Facility. The facility evidenced by this Loan Agreement is a term loan facility. Accordingly, the Borrower will not have the right to reborrow any amounts repaid or prepaid to the Lenders in accordance with the terms of this Loan Agreement.

2.11.            Delinquent Lenders.

2.11.1.         Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Delinquent Lender, then, until such time as that Lender is no longer a Delinquent Lender, to the extent permitted by applicable Law:

(a)            Waivers and Amendments. That Delinquent Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in §16.12.

(b)            Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Delinquent Lender (whether voluntary or mandatory, at maturity, pursuant to §13 or otherwise, and including any amounts made available to the Administrative Agent by that Delinquent Lender pursuant to §16.1), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Delinquent Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which that Delinquent Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Delinquent Lender to fund Term Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Delinquent Lender as a result of that Delinquent Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Delinquent Lender as a result of that Delinquent Lender’s breach of its obligations under this Agreement; and sixth, to that Delinquent Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Term Loans in respect of which that Delinquent Lender has not fully funded its appropriate share and (y) such Term Loans were made at a time when the conditions set forth in §12 were satisfied or waived, such payment shall be applied solely to pay the Term Loans of all non-Delinquent Lenders on a pro rata basis prior to being applied to the payment of any Term Loans of that Delinquent Lender. Any payments, prepayments or other amounts paid or payable to a Delinquent Lender that are applied (or held) to pay amounts owed by a Delinquent Lender pursuant to this §2.11.1(b) shall be deemed paid to and redirected by that Delinquent Lender, and each Lender irrevocably consents hereto.

(c)            Certain Fees. That Delinquent Lender shall not be entitled to receive any Commitment Fee for any period during which that Lender is a Delinquent Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Delinquent Lender).

2.11.2.         Delinquent Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Delinquent Lender should no longer be deemed to be a Delinquent Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Term Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages, whereupon that Lender will cease to be a Delinquent Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Delinquent Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Delinquent Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Delinquent Lender.

3.            REPAYMENT OF THE TERM LOANS.

3.1.            Principal Payment Amounts.

3.1.1.            The Borrower shall repay the principal balance of the Term Loans in twenty (20) quarterly installments, consisting of (i) nineteen (19) quarterly installments, commencing on December __, 2014 and on each subsequent Principal Payment Date (other than the Maturity Date), each in an amount equal to Two Million, Two Hundred Fifty Thousand Dollars ($2,250,000) and (ii) one installment payable on the Maturity Date in an amount equal to One Hundred Seven Million, Two Hundred Fifty Thousand Dollars ($107,250,000). Each such payment shall be applied to the Term Loans of the Lenders ratably in accordance with their pro rata share of the outstanding Term Loans.

3.1.2.            The aggregate unpaid Principal Balance of all Term Loans, together with accrued interest thereon and all other amounts owed by the Borrower pursuant to the terms of the Loan Documents, shall be payable in full on the earlier to occur of (i) the Maturity Date and (ii) the date on which the Obligations have been declared payable in accordance with the provisions of Section 13 hereto.

3.2.            Mandatory Repayments of Term Loans.

3.2.1.            The Borrower shall pay on such Principal Payment Date to the Administrative Agent for the respective accounts of the Lenders for application to the respective Term Loans an amount equal to the Required Prepayment Amount; provided, however, that (i) the Borrower may defer payment of the Required Prepayment Amount until a subsequent Principal Payment Date on which the Required Prepayment Amount (including any such amount deferred from a prior Principal Payment Date) exceeds One Million Dollars ($1,000,000), and (ii) the Borrower shall be permitted, to satisfy any such payment on the Principal Payment Date by (x) adding Eligible Containers and/or Eligible Direct Finance Leases to the Borrowing Base, and/or (y) substituting Eligible Containers and/or Eligible Direct Finance Leases for assets then included in the calculation of the Borrowing Base, in each case, in accordance with §3.2.2 below. For the avoidance of doubt, no prepayment of any portion of the principal balances of the Term Loans pursuant to this §3.2.1 may be reborrowed by the Borrower.

The payments under Section 3.2.1 shall be applied to reduce on a pro-rata basis all the remaining scheduled Principal Payment Amounts due under this Loan Agreement.

3.2.2.            The Borrower may on a Principal Payment Date, without consent from Administrative Agent, add additional Eligible Containers and/or Eligible Direct Finance Leases to the Borrowing Base and/or substitute Eligible Containers and/or Eligible Direct Finance Leases for assets then included in the calculation of the Borrowing Base, in each case, in lieu of all, or any portion of, any prepayment required pursuant to Section 3.2.1 hereof; provided that at the time of each such addition, substitution or removal:

(a)            no Event of Default hereunder exists or will exist giving effect thereto;

(b)            if a replacement or substitution of an Eligible Container occurs, such replacement or substitute Container(s) is an Eligible Container and is of the same or functionally similar type as the Containers being replaced (e.g., dry cargo containers substituted for dry cargo containers and refrigerated containers substituted for refrigerated containers) and which are not otherwise selected by the Borrower using any adverse selection criteria (e.g., generally substituting off-lease Containers for removed Containers which are then on-lease), and having an aggregate Net Book Value not less than the aggregate Net Book Value of the Containers being replaced or removed;

(c)            if a replacement or substitution of an Eligible Direct Finance Lease occurs, the credit rating or credit quality of each Lessee on such replacement Eligible Direct Finance Lease is comparable to that of the replaced Lessee and the replacement and removed Eligible Direct Finance Leases were not selected using any adverse selection criteria and have an aggregate Net Present Value of Direct Finance Lease Receivables that is no less than the aggregate Net Present Value of Direct Finance Lease Receivables of Eligible Direct Finance Leases being removed or replaced; and

(d)            the aggregate sum of (A) the sum of the Net Book Values (measured as of the Restatement Date) of all Eligible Containers and (B) the sum of the Net Present Values of Direct Finance Lease Receivables (measured as of the Restatement Date) of all Eligible Direct Finance Leases that have been substituted for removed or replaced Eligible Containers and Eligible Direct Finance Leases pursuant to this clause 3.2.2 since the Restatement Date does not, without the prior written consent of the Required Lenders, exceed either (1) during any 12-month period, an amount equal to the product of (A) ten percent (10%) and (B) the Aggregate Asset Value at the beginning of such twelve month period, or (2) during the term of this Loan Agreement, an amount equal to the product of (A) forty percent (40%) and (B) the Aggregate Asset Value on the Restatement Date.

The additional or replacement Container(s) and Direct Finance Leases shall become Container(s) and Direct Finance Leases subject to this Agreement and the Security Agreement and the security interest granted to the Administrative Agent pursuant to the Security Documents and shall be Eligible Containers and Eligible Direct Finance Leases upon satisfying all necessary requirements therefor. The Borrower shall take all actions that the Administrative Agent reasonably determines are necessary or advisable to protect and perfect the Administrative Agent’s security interest in the additional or replacement Container(s) and Direct Finance Lease(s), which shall include execution and delivery of Security Agreement Supplements (copies of which Administrative Agent shall promptly deliver to each Lender). Simultaneously with the Administrative Agent obtaining a perfected security interest in the replacement Container(s) and/or Direct Finance Leases, each of which satisfy on the date of substitution the requirements of Eligible Containers and Eligible Direct Finance Leases, and receipt by the Administrative Agent of any required prepayment of the Term Loans that is not remedied by such substitution, the Administrative Agent shall release its security interest in each Container and Direct Finance Lease being replaced.

3.2.3.            In connection with any prepayment of principal of a Term Loan pursuant to this Section 3.2, the Borrower shall also pay the Administrative Agent, for the account of the Lenders, (A) such Lender’s Pro Rata Share of the interest accrued to the date of prepayment with respect to the principal amount being prepaid and (B) any costs incurred by such Lender in connection therewith in accordance with §5.9. Each such prepayment shall be applied to reduce all remaining scheduled Principal Payment Amounts pro rata and to reduce the outstanding Principal Balances of the Term Loans of each Lender in accordance with such Lender’s pro rata share of the aggregate prepayment amount. The Administrative Agent will promptly notify each Lender of its receipt of any notice of prepayment, and of the amount of such Lender’s prepayment (and other amounts described in the first sentence of this §3.2.3).

3.3.              Optional Repayments of Term Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Term Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Term Loans pursuant to this §3.3 may be made only on the last day of the Interest Period relating thereto unless breakage costs incurred by the relevant Lenders in connection therewith are paid by the Borrower in accordance with §5.9. The Borrower shall give the Administrative Agent, no later than 10:00 a.m., New York time, at least three (3) Business Days’ prior written notice of any proposed prepayment pursuant to this §3.3 of Base Rate Loans, and five (5) Eurodollar Business Days’ prior written notice of any proposed prepayment pursuant to this §3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of relevant Term Loans, the principal amount to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Periods of such Term Loans. Each such partial prepayment of the applicable Term Loans shall be in a principal amount of at least $200,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first, to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans, at the Administrative Agent’s option. Each partial prepayment shall be allocated among the applicable Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender’s applicable Term Loans, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. For the avoidance of doubt, no prepayment of any portion of the Principal Balances of the Term Loans pursuant to this §3.3 may be reborrowed by the Borrower.

4.            [RESERVED].

5.            CERTAIN GENERAL PROVISIONS.

5.1.            Fees. The Borrower agrees to pay the fees in the amounts and on the terms and conditions set forth in the Fee Letters.

5.2.            Funds for Payments.

5.2.1.            Payments to Administrative Agent. All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and/or the Administrative Agent, as the case may be, at the Administrative Agent’s Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (New York, New York time or other local time at the place of payment) and in immediately available funds.

5.2.2.            No Offset, etc. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. Each Lender claiming any additional amounts payable under this §5.2.2 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to execute and deliver all such documents and instruments as the Borrower shall reasonably request or to change the jurisdiction of its applicable lending office if the execution of such documents or the making of such a change would avoid the need for or substantially reduce the amount of additional amounts which would thereafter accrue and would not, in the sole and absolute determination of such Lender, be otherwise disadvantageous to such Lender, which determination by such Lender shall be conclusive. The Borrower shall not be liable to the Administrative Agent or any Lender (such person a "Recipient") for (i) taxes that are based upon or measured by such Recipient's (or a branch’s (in the case of a branch of such Recipient)) net income or net profit (including franchise Taxes imposed in lieu of such Taxes) or for any withholdings required to be made pursuant to applicable law that are credited against taxes based on such Recipient's net income or net profit, (ii) taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such taxes other than connections arising from such Recipient having executed this Loan Agreement and having enforced or enjoyed its rights and performed its obligations under this Loan Agreement or any of the other Loan Documents, (iii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to this §5.2.2, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iv) any U.S. federal withholding taxes imposed under FATCA and (v) taxes attributable to such Lender’s failure to provide the documentation required by Section 5.2.3.

5.2.3.            Non-U.S. Lenders. Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a “Non-U.S. Lender”) hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Administrative Agent or for such Lender’s or the Administrative Agent’s account, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a “bank” for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN, Form W-8BEN-E or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from -a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8BEN, Form W-8BEN-E, other applicable Form W-8 or Form W-9, as applicable (or successor forms). Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower’s or the Administrative Agent’s reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8BEN-E, Form W-8ECI, other applicable Form W-8 or Form W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W8BEN, Form W-8BEN-E, Form W-8ECI, other applicable Form W-8 or Form W-9, as applicable (or any successor forms thereto).

5.2.4.            FATCA. The Administrative Agent and any Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent or such Lender becomes the Administrative Agent or a Lender under this Loan Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

5.3.            Computations. All computations of interest for Base Rate Loans when the Base Rate is determined by the prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Except as otherwise provided in the definition of the term “Interest Period” with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. Absent manifest error, the outstanding amount of the Term Loans as reflected on the Term Note Records from time to time shall be considered correct and binding on the Borrower unless within twenty (20) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Borrower shall notify the Administrative Agent or such Lender to the contrary.

5.4.            Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall reasonably determine or be notified by the Required Lenders that (a) adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period or (b) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Eurodollar Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. Following such notice (i) any Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower and the Lenders.

5.5.            Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and following such notice (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender’s Term Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this §5.5, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Loan Agreement or to fund or maintain its participation in any Loan; provided that such Lender has exercised best efforts to arrange for alternate performance and/or funding of its Term Loan (or its participation in any Term Loan) to avoid such unlawful circumstance:

(a)            that Lender shall promptly notify the Administration Agent upon becoming aware of that event;

(b)            upon the Administration Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)            the Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Administrative Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law).

5.6.            Additional Costs, etc. If any Change in Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)            subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Loan Agreement, the other Loan Documents, such Lender’s Commitment or the Term Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent or withholdings in connection with such taxes), or

(b)            materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Term Loans or any other amounts payable to any Lender or the Administrative Agent under this Loan Agreement or any of the other Loan Documents, or

(c)            impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Loan Agreement) any special deposit, reserve (other than reserves included within the definition of Eurocurrency Reserve Rate), assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

(d)            impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Loan Agreement, the other Loan Documents, the Term Loans, such Lender’s Commitment, or any class of loans, letters of credit or commitments of which any of the Term Loans or such Lender’s Commitment forms a part, and the result of any of the foregoing is

(i)            to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Term Loans or such Lender’s Commitment, or

(ii)            to reduce the amount of principal, interest or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender’s Commitment or any of the Term Loans,

then, to the extent that such cost or expense related to the items mentioned under Section 5.6 above is imposed by such Lender on all loans of similar terms and conditions as this Loan Agreement and is not otherwise reflected in the Base Rate or Eurodollar Rate (as then applicable), such Lender shall confirm in writing that such cost or expense is applied to all loans of similar terms and conditions as this Loan Agreement, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or other sum.

5.7.            Capital Adequacy. If after the date hereof any Lender or the Administrative Agent determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements or capital adequacy has or would have the effect of reducing the return on such Lender’s or the Administrative Agent’s commitment with respect to any Term Loans or any other amounts hereunder to a level below that which such Lender or the Administrative Agent could have achieved but for such Change in Law (taking into consideration such Lender’s or the Administrative Agent’s then existing policies with respect to capital adequacy and assuming full utilization of such entity’s capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receive such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receive such notice, then commencing on the date of such notice (or, if earlier, the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender’s reasonable determination, provide adequate compensation. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

5.8.            Certificate. A certificate setting forth any additional amounts payable pursuant to §5.6 or 5.7 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing. Failure or delay on the part of such Lender or the Administrative Agent to demand compensation pursuant to §5.6 or 5.7 shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation, provided that the Borrower shall not be required to compensate any Lender or the Administrative Agent pursuant to §5.6 or 5.7 for any increased costs incurred or reductions (i) suffered more than six months prior to the date that such Lender or the Administrative Agent, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof) or (ii) if such Lender or the Administrative Agent has not required other similarly situated borrowers or obligors to pay comparable amounts with respect to such increased costs or reductions.

5.9.            Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits for the duration of the related Interest Period) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with §2.6 or §2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Term Loan to a Base Rate Loan (for any reason including any optional or mandatory prepayments, prepayment as the result of an Event of Default) on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Term Loans.

5.10.            Interest After Default.

5.10.1.        Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Term Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest from the due date compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate) until such amount shall be paid in full (after as well as before judgment). An amount shall be considered overdue hereunder if not paid on the date fixed for payment herein or any accelerated maturity thereof, regardless of any grace periods which may be permitted under § 13.1 (a) or (b) hereof.

5.10.2.         Amounts Not Overdue. During the continuance of an Event of Default the principal of the Term Loans shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to § 16.12, bear interest at a rate per annum equal to the greater of (a) two percent (2%) above the rate of interest otherwise applicable to such Term Loans, as the case may be, pursuant to §2.5 or (b) the rate of interest applicable to overdue principal pursuant to §5.10.1.

5.10.3.         Survival. All of the Loan Parties’ obligations under this §5 shall survive termination of the Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

6.            COLLATERAL SECURITY AND GUARANTIES.

6.1.              Security of Borrower. All of the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens that are entitled to priority under applicable law) in all of the assets of the Borrower constituting Collateral (which shall include, without limitation, all Eligible Containers, Direct Finance Lease Receivables, and all products and proceeds thereof), whether now owned or hereafter acquired, pursuant to the terms of, and as provided in, the Security Documents.

6.2.              Guaranties of Subsidiaries. All of the Obligations shall be guaranteed by CAI pursuant to the terms of the Guaranty contained in §17. In addition, the Obligations of the Borrower shall be further guaranteed (A) to the extent provided in §8.15 by each Foreign Subsidiary of the Borrower (other than a Securitization Entity) in accordance with the terms of the Foreign Guaranties to which each such Person is a party and (B) to the extent provided in §8.14 by each Domestic Subsidiary of the Borrower (other than a Securitization Entity). Notwithstanding anything to the contrary in this §6.2, a Securitization Entity shall not be subject to the guaranty requirements of this §6.2.

6.3.              Release of Collateral. The parties hereto acknowledge and agree that the Administrative Agent shall (and is hereby authorized to) release its Lien on one or more Containers and/or Leases included in the Collateral solely in connection with (a) a prepayment of the Loans permitted pursuant to Section 3.3 or required pursuant to §3.2 hereof, and/or (b) the disposition or substitution of such Container and/or Lease permitted by this Loan Agreement (including, without limitation, §9.5.2); provided that, in each such case, (x) the Borrower shall have made written application therefore to the Administrative Agent by the Borrower specifying the description and/or serial numbers of each Container and/or Lease to be released, which application shall be accompanied by the appropriate form of instrument of release and any related document which requires the signature of the Administrative Agent, and (y) upon the consummation of such release, (i) no Default or Event of Default is then continuing or would result from such release and (ii) upon consummation of such release and any accompanying prepayment and/or substitution, the sum of the outstanding principal amount of all Term Loans shall not exceed the Borrowing Base (calculated after giving effect to such release).

7.            REPRESENTATIONS AND WARRANTIES.

Each of CAI (for itself and each of its Subsidiaries) and the Borrower (for itself) represents and warrants to the Lenders and the Administrative Agent as follows:

7.1.            Corporate Authority.

7.1.1.            Incorporation; Good Standing. Each of the Borrower, CAI and its respective Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect.

7.1.2.            Authorization. The execution, delivery and performance of this Loan Agreement and the other Loan Documents to which the Borrower, CAI or any of its respective Subsidiaries are or are to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower, CAI or any of its respective Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, CAI or any of its respective Subsidiaries and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower, CAI or any of its respective Subsidiaries.

7.1.3.            Enforceability. The execution and delivery of this Loan Agreement and the other Loan Documents to which the Borrower, CAI or any of its respective Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

7.2.            Governmental or Third Party Approvals. The execution, delivery and performance by the Borrower, CAI or any of its respective Subsidiaries of this Loan Agreement and the other Loan Documents to which such Person is or is to become a party and the transactions contemplated hereby and thereby do not require (x) the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or (y) the approval or consent of, or filing with, any party with whom the Borrower, CAI or any of its respective Subsidiaries have entered into material agreements and/or instruments by which the Borrower, CAI, any of its respective Subsidiaries or any of its respective properties may be bound, other than those already obtained.

7.3.            Title to Properties; Leases. Except as indicated on Schedule 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

7.4.            Financial Statements and Projections.

7.4.1.            Fiscal Year. The Borrower, CAI and each of its respective Subsidiaries has a fiscal (or financial) year which is the twelve months ending on December 31 of each calendar year.

7.4.2.            Financial Statements. There has been furnished to the Administrative Agent a consolidated balance sheet of (A) the Borrower and (B) CAI and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of (A) the Borrower and (B) CAI and its Subsidiaries for the fiscal year then ended, certified by KPMG LLP, and management-prepared consolidated balance sheets and statements of income of (A) the Borrower and (B) CAI and its Subsidiaries as at the end of each fiscal quarter after the Balance Sheet Date and prior to the Restatement Date. Such balance sheets and statements of income have been prepared in accordance with GAAP and fairly present the financial condition of (A) the Borrower and (B) CAI and its Subsidiaries as at the close of business on the respective dates thereof and the results of operations for the fiscal periods then ended; provided that such balance sheet and statement of income remain subject to normal year-end adjustments and lack of footnotes and other presentation items. There are no contingent liabilities of the Borrower, CAI or any of its Subsidiaries as of such date involving material amounts, known to the Responsible Officers of the Borrower or CAI, which were not disclosed in such balance sheets and the notes related thereto.

7.4.3.            Projections. As of the Restatement Date, the projections of the annual operating budgets of CAI and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2014 to 2017 fiscal years, copies of which have been delivered to the Administrative Agent, disclose all major assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of CAI and its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of CAI and its Subsidiaries of the results of operations and other information projected therein.

7.5.             No Material Adverse Changes, etc. Since the Balance Sheet Date there has been no event or occurrence which has had or would result in a Material Adverse Effect. Since the Balance Sheet Date, neither the Borrower nor its Subsidiaries have made any Restricted Payment other than Restricted Payments permitted under §9.4.

7.6.              Franchises, Patents, Copyrights, etc. The Borrower, CAI and each of its respective Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

7.7.              Litigation. Except as set forth in Schedule 7.7 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated at law, in equity or before any Governmental Authority, by or against the Borrower, CAI or any of its respective Subsidiaries or against any of their properties or revenues, that (a) if adversely determined, might, either in any case or in the aggregate, after taking into account the merit of such actions, suits, proceedings, claims or disputes, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower, CAI and its respective Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, CAI and its respective Subsidiaries, or (b) would question the validity of this Loan Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

7.8.              No Materially Adverse Contracts, etc. None of the Borrower, CAI nor any of its respective Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Borrower, CAI nor any of its respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower’s officers, to have any Material Adverse Effect.

7.9.              Compliance with Other Instruments, Laws, etc. None of the Borrower, CAI nor any of its respective Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

7.10.            Tax Status. The Borrower, CAI and each of its respective Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower or CAI know of any basis for any such claim.

7.11.            No Event of Default. No Default or Event of Default has occurred and is continuing.

7.12.            Investment Company Act. None of the Borrower, CAI nor any of its respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

7.13.            Absence of Financing Statements, etc. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

7.14.            Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under the laws of Barbados and the United States of America, to establish and perfect the Administrative Agent’s security interest in the Collateral. The Collateral and the Administrative Agent’s rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral owned by it free from any Lien, except for Permitted Liens.

7.15.            Certain Transactions. Except for (i) arm’s length transactions pursuant to which the Borrower, CAI or any of its respective Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower, CAI or such Subsidiary could obtain from third parties, (ii) pursuant to the terms of the documents described on Schedule 7.15 hereto, and (iii) Distributions permitted under §9.4 with respect to the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of Borrower or its Affiliates from officers, directors, employees, consultants or other service providers of such Person, no Affiliate of the Borrower, CAI or any of its respective Subsidiaries is presently a party to any transaction with the Borrower, CAI or any of its respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower or CAI, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner.

7.16.            Employee Benefit Plans.

7.16.1.                      In General. Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of CAI, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

7.16.2.                      Claims, Actions Or Lawsuits. There are no pending or, to the best knowledge of CAI, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

7.16.3.                      ERISA Events. (i) No ERISA Event has occurred, and neither CAI nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) CAI and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither CAI nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither CAI nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither CAI nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

7.17.            Use of Proceeds.

7.17.1.                          General. The proceeds of the Term Loans shall be used (a) refinance existing Indebtedness including any Indebtedness incurred under the Original Agreement and (b) to fund Capital Expenditures permitted hereunder.

7.17.2.                          Regulations U and X. No portion of any Term Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

7.18.            Environmental Compliance.

7.18.1.                      Environmental Claims. Each of the Borrower, CAI and each of its respective Subsidiaries conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each of the Borrower, CAI and each of its respective Subsidiaries has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; as used herein, “Environmental Laws” means any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment;

7.18.2.                      Notice of Environmental Claims. None of the Borrower, CAI nor any of its respective Subsidiaries have received written notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (collectively, “Hazardous Substances”) which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

7.19.            Subsidiaries, etc. Schedule 7.19(a) hereto sets forth the only Subsidiaries of the Borrower and CAI, including the jurisdiction of incorporation/formation and principal place of business or registered office, as the case may be, of each such Person. Except as set forth on Schedule 7.19(b) hereto, none of the Borrower, CAI nor any of its respective Subsidiaries is engaged in any joint venture or partnership with any other Person.

7.20.            Collection Accounts. Schedule 7.20 designates each Collection Account of the Borrower and all Manager Collection Accounts are subject to an Account Control Agreement entered into in connection with the Intercreditor Agreement.

7.21.            Disclosure. None of this Loan Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, CAI or any of its respective Subsidiaries in the case of any document or information not furnished by either of them or any of their Subsidiaries) necessary in order to make the statements herein or therein not misleading; provided that, with respect to projected financial information, each of the Borrower and CAI represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to the Borrower, CAI or any of its respective Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

7.22.            Benefits of Intercreditor Agreement. This Loan Agreement is an “Equipment Loan Agreement” as such term is used in the Intercreditor Agreement. The Administrative Agent and the Lenders are “Non-Revolving Lenders”, as such term is used in the Intercreditor Agreement.

7.23.            Solvency. Both before and after giving effect to each incurrence of Indebtedness hereunder, and the payment of all fees, costs and expenses payable by the Borrower hereunder, each of the Borrower, CAI and each of its respective Subsidiaries is Solvent.

7.24.            Insurance. The Borrower, CAI or any of its respective Subsidiaries maintain insurance and such insurance is in accordance with sound business practices in accordance with industry standards and the terms of the Security Documents.

7.25.            Sanctions Laws

(b)            None of the requesting or borrowing of any Loan, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate any Sanctions Laws.

(c)            Each Loan Party and its Subsidiaries and Affiliates is, and has been, in compliance with Sanctions Laws and Anti-Money Laundering Laws. None of the Borrower nor its Subsidiaries or Affiliates, (i) is or has been a Sanctioned Person, or subject to, an action for the enforcement of the Sanctions Laws, or (ii) is engaging, or has engaged in a transaction or in dealing with any individual, entity or Sanctioned Country, with which such Loan Party or any such Subsidiary or Affiliate is prohibited from engaging in such transaction or dealing pursuant to Sanctions Laws, (iii) has any of its assets invested in Sanctioned Entities, or (iv) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Neither the Borrower nor its Subsidiaries is using or has used the Loans or the proceeds from the Loan, directly or indirectly, to lend, contribute, provide or otherwise make payments on funds available to (1) a Sanctioned Person, or (2) a person or entity for the purpose of engaging in any activities in violation of, Sanctions Laws or Anti-Money Laundering Laws, or that will otherwise result in a violation of Sanctions Laws and Anti-Money Laundering Laws by the Borrower or its Subsidiaries or Affiliates.

7.26.            Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Term Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, neither the Borrower, CAI nor any of its respective Subsidiaries or other Affiliates that are controlled by the Borrower or CAI (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

7.27.            Taxpayer Identification Number. The Borrower’s and each Guarantor’s true and correct U.S. taxpayer identification number is set forth on Schedule 16.6.1.

7.28.            Updates to Certain Schedules. The Borrower may from time to time supplement any of Schedules 7.19(a), 7.20 or 16.6.1 as may be necessary for such Schedules to be accurate and complete as of the date such supplements are delivered and which supplement shall be certified by a Responsible Officer of CAI and in a form reasonably satisfactory to the Administrative Agent.

7.29.            OFAC. Neither CAI, nor any of its Subsidiaries, nor, to the knowledge of CAI and its Subsidiaries, any director, officer, employee, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is CAI or any Subsidiary located, organized or resident in a Designated Jurisdiction.

7.30.            USA Patriot Act. Neither the Borrower nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. To the knowledge of the Borrower, neither the Borrower nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the USA Patriot Act. Neither the Borrower not any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

8.            AFFIRMATIVE COVENANTS.

Each of CAI (as to itself and its Subsidiaries) and the Borrower (as to itself) covenants and agrees that, so long as any Term Loan or Term Note is outstanding or any Lender has any obligation to make any Term Loans:

8.1.            Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Term Loans, the fees and all other amounts provided for in this Loan Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Loan Agreement and such other Loan Documents.

8.2.            Maintenance of Office. CAI will maintain its chief executive office in San Francisco, California and the Borrower will maintain its chief executive office in Suite 102, Corporate Center, Bush Hill Bay Street, Saint Michael, Barbados or, in each case, at such other place in the United States of America (with respect to CAI) or Suite 102, Corporate Center, Bush Hill Bay Street, Saint Michael, Barbados (with respect to the Borrower) as the Borrower shall designate upon thirty days’ prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made. In the event that CAI moves its chief executive office to another location within the State of California, thirty days’ prior telephonic notice to the Administrative Agent shall be sufficient.

8.3.            Records and Accounts.

(a)            The Borrower and CAI will (i) keep, and cause each of its respective Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (iii) at all times engage KPMG LLP (or other “Big 4” or other nationally recognized firm of independent certified public accountants reasonably satisfactory to the Administrative Agent) as the independent certified public accountants of the Borrower, CAI and each of its respective Subsidiaries or other Affiliates and will not permit more than thirty (30) days to elapse between the cessation of such firm’s (or any successor firm’s) engagement as the independent certified public accountants of the Borrower, CAI and each of its respective Subsidiaries and the appointment in such capacity of a successor firm as shall be reasonably satisfactory to the Administrative Agent.

(b)            From time to time upon the request of the Administrative Agent, the Borrower shall deliver to the Administrative Agent a list of the names, addresses, face value, and dates of invoices for each debtor obligated on account receivables constituting Collateral. The Borrower shall provide to the Administrative Agent upon request copies of leases to which any portion of the Collateral is subject.

8.4.            Financial Statements, Certificates and Information. The Borrower will deliver to the Administrative Agent (and the Administrative Agent shall promptly deliver to the Lenders):

(a)            as soon as practicable, but in any event not later than one hundred twenty (120) days after the end of each fiscal year of each of CAI and the Borrower, the consolidated balance sheet of each of CAI and the Borrower and their respective Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of each of CAI, the Borrower or any of their respective Subsidiaries to continue as going concerns, by KPMG LLP or by other independent certified public accountants reasonably satisfactory to the Administrative Agent;

(b)            as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of CAI and the Borrower and their respective Subsidiaries, copies of the unaudited consolidated balance sheet of CAI and the Borrower and their respective Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the fiscal year of CAI and the Borrower and their respective Subsidiaries then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of CAI and the Borrower that the information contained in such financial statements fairly presents the financial position of CAI and the Borrower and their respective Subsidiaries on the date thereof (subject to year-end adjustments);

(c)            upon the reasonable request of the Administrative Agent, consolidating financial statements of the type referred to in subsections (a) and (b) above for the non-Guarantor Subsidiaries of CAI and the Borrower on an aggregated basis (i.e., consolidating with respect to the group of non-Guarantor Subsidiaries), all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of CAI or the Borrower that the information contained in such consolidating financial statements fairly presents the financial position of each of the relevant Person(s) on the date thereof (subject, in the case of those financial statements referred to in subsection (b), to year-end adjustments);

(d)            simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of CAI in substantially the form of Exhibit D hereto (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in § 10 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

(e)            (i) contemporaneously with the filing or mailing thereof, copies of all public filings containing material of a financial nature filed with the Securities and Exchange Commission or with any national securities exchange or sent to the stockholders of the Borrower, CAI or its respective Subsidiaries (provided that so long as CAI is a public reporting company, the filing of such reports on EDGAR will be deemed to satisfy this reporting requirement) and (ii) promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower, CAI or its respective Subsidiaries, copies of each public notice or other public correspondence received from the Securities and Exchange Commission or any national securities exchange concerning any investigation or possible investigation or other inquiry by such agency regarding any financial or other operational results of the Borrower, CAI or any of its respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect;

(f)            simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above and, on each Principal Payment Date, a Borrowing Base Report setting forth the Borrowing Base as of the end of the immediately preceding calendar month and a calculation of any required principal prepayment pursuant to §3.2.1 hereof;

(g)            simultaneously with the delivery of the items referred to in subsection (f) above, a report listing the aggregate number of Containers owned, rented, leased or managed by the Borrower and its Subsidiaries, together with monthly utilization rate and per diem rental rate information with respect to the Containers in form and detail satisfactory to the Administrative Agent;

(h)            simultaneously with the delivery of the annual financial statements set forth in clause (a), a listing of the specific Eligible Containers and Eligible Direct Finance Leases included in the Borrowing Base as of the last day of the immediately preceding calendar quarter; and

(i)            from time to time such other financial data and information (including accountants’ management letters) as the Administrative Agent or any Lender may reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower or any of its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debtdomain.com or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or their securities) (each, a “Public Lender”). The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger and the Lenders to treat the Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal Securities Laws and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in § 16.4); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing or anything to the contrary contained herein, Borrower shall not be under any obligation to mark the Borrower Materials “PUBLIC.”

8.5.            Notices.

8.5.1.            Defaults. The Borrower will promptly notify the Administrative Agent in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Loan Agreement or any other note, evidence of indebtedness, indenture or other obligation in excess of $5,000,000 in principal amount to which or with respect to which the Borrower, CAI or its respective Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent (and the Administrative Agent shall promptly provide copies to each Lender), describing the notice or action and the nature of the claimed default.

8.5.2.            Environmental Events. The Borrower will promptly give notice to the Administrative Agent (and the Administrative Agent shall promptly provide copies to each Lender) (a) of any violation of any Environmental Law that the Borrower, CAI or its respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could have a Material Adverse Effect.

8.5.3.            Notification of Claim against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent (and the Administrative Agent shall promptly provide copies to each Lender) in writing of any material setoff, claims (including, with respect to environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent’s rights with respect to the Collateral, are subject.

8.5.4.            Notice of Litigation and Judgments. The Borrower and CAI will, and will cause each of its respective Subsidiaries to, give notice to the Administrative Agent (and the Administrative Agent shall promptly provide copies to each Lender) in writing within fifteen (15) days of becoming aware of any material litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, CAI or its respective Subsidiaries or to which the Borrower, CAI or its respective Subsidiaries is or becomes a party involving an uninsured claim against the Borrower, CAI or its respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Borrower or CAI and stating the nature and status of such litigation or proceedings. The Borrower and CAI will, and will cause each of its respective Subsidiaries to, give notice to the Administrative Agent (and the Administrative Agent shall promptly provide copies to each Lender), in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower, CAI or its respective Subsidiaries in an amount in excess of $5,000,000.

8.5.5.            Notice of ERISA Event. The Borrower and CAI will, and will cause each of its respective Subsidiaries to, give prompt notice to the Administrative Agent (and the Administrative Agent shall promptly provide copies to each Lender) in writing upon the occurrence of any ERISA Event.

8.6.            Legal Existence; Maintenance of Properties. The Borrower and CAI will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its respective Subsidiaries and will not, and will not cause or permit any of its respective Subsidiaries to, without providing the Administrative Agent with at least ten (10) Business Days written notice and the Administrative Agent having filed all necessary Uniform Commercial Code financing statements and taking such other actions in order to maintain the perfection of its Liens in all relevant jurisdictions, convert to a limited liability company or a limited liability partnership. The Borrower and CAI (i) will use commercially reasonable efforts to cause all of its properties and those of its respective Subsidiaries used or useful in the conduct of their business or the business of its respective Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and CAI may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its respective Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this §8.6 shall prevent the Borrower or CAI from discontinuing the operation and maintenance of any of its properties or any of those of its respective Subsidiaries if such discontinuance is, in the judgment of the Borrower or CAI, desirable in the conduct of its or such respective Subsidiary’s business and that do not in the aggregate have a Material Adverse Effect.

8.7.            Insurance. CAI will, and will cause each of its Subsidiaries to, maintain insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement, provided that, in the case of credit default insurance with respect to lessees, such type of insurance is available to CAI and its Subsidiaries on commercially reasonable terms and at commercially reasonably prices. The Borrower will exercise commercially reasonable efforts to enforce the insurance obligation of each lessee of a Container included in the calculation of the Borrowing Base.

8.8.            Taxes. The Borrower and CAI will, and will cause each of its respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if: (i) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings; (ii) if the Borrower, CAI or such respective Subsidiary shall have set aside on its books adequate reserves with respect thereto; and (iii) if adversely determined, the proceedings would not result in a Material Adverse Effect.

8.9.            Inspection of Properties and Books, etc.

8.9.1.            General. Subject to §16.4, the Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders’ other designated representatives upon reasonable advance notice and at reasonable time during normal business hours, to visit and inspect any of the properties of CAI or any of its Subsidiaries, to examine the books of account of the Borrower, CAI and each of its respective Subsidiaries (and to make copies thereof and extracts therefrom), to examine information systems and operational support systems relating to the administration and management of the Collateral and to discuss the affairs, finances and accounts of the Borrower, CAI and each of its respective Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications (whether by internal commercial finance examiners or independent auditors) of all components included in the Borrowing Base, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request; provided that any such visit and inspection shall be at the expense of the Borrower not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such visits and inspections shall be at the expense of the Borrower).

8.9.2.            Collateral Reports. No more frequently than once during each calendar year, or more frequently as determined by the Administrative Agent if an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, the Borrower will obtain and deliver to the Administrative Agent, or, if the Administrative Agent so elects, will cooperate with the Administrative Agent in the Administrative Agent’s obtaining, a report of an independent collateral auditor satisfactory to the Administrative Agent (which may be affiliated with one of the Lenders) with respect to the Containers, Direct Finance Lease Receivables and/or the other components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Direct Finance Lease Receivables (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of the Borrower or any applicable Subsidiary) and Containers (including verification as to the value, location and respective types). Collateral value reports shall be conducted and made at the expense of the Borrower not more than one time in any calendar year unless a Default or Event of Default is continuing (during which period any and all such collateral value reports shall be at the expense of the Borrower).

8.9.3.            Communications with Accountants. The Borrower authorizes the Administrative Agent and, if accompanied by the Administrative Agent, the Lenders to communicate directly with the Borrower’s independent certified public accountants regarding the financial statements delivered pursuant to §8.4 and, in connection therewith, authorizes such accountants to disclose to the Administrative Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower, CAI and each of its respective Subsidiaries.

8.10.            Compliance with Laws, Contracts, Licenses, and Permits. The Borrower and CAI will, and will cause each of its respective Subsidiaries to, comply (a) in all material respects with the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) with the provisions of its Governing Documents, (c) with all agreements and instruments by which it or any of its properties may be bound and (d) with all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, CAI or any of its respective Subsidiaries may fulfill any of its obligations hereunder or under any of the other Loan Documents to which CAI or such Subsidiary is a party, the Borrower and CAI will, or (as the case may be) will cause such respective Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower, CAI or such respective Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

8.11.            Employee Benefit Plans. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under §§302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under §§4041A, 4202, 4219, 4242, or 4245 of ERISA.

8.12.            Use of Proceeds. The Borrower will use the proceeds of the Term Loans solely for the purposes set forth in §7.17.1.

8.13.            Manager Collection Accounts; Collection Account. The Borrower will comply with its obligations set forth in the Intercreditor Agreement with respect to the Manager Collection Accounts (as such term is defined in the Intercreditor Agreement), and any changes in the Manager Collection Accounts shall be subject to the approval of the Required Lenders. At the request of the Administrative Agent or the Required Lenders following the occurrence of an Event of Default, the Borrower will establish a bank account with the Administrative Agent or other institution satisfactory to the Required Lenders to receive all amounts related to the Collateral that have been allocated to this Loan Agreement in accordance with the terms of the Intercreditor Agreement.

8.14.            Domestic Subsidiary Guarantors. The Borrower shall cause each Domestic Subsidiary of the Borrower (other than a Securitization Entity or an Excluded Subsidiary) that is formed following the Restatement Date to execute and deliver to the Administrative Agent a guaranty of the full payment and performance of the Obligations (such guaranty to be in form and substance acceptable to the Administrative Agent) and such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.14, including, without limitation, documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.15.            Foreign Subsidiary Guarantors. Subject to any relevant restrictions or limitations imposed by applicable law, the Borrower shall cause each Foreign Subsidiary of the Borrower (other than a Securitization Entity or an Excluded Subsidiary) to execute and deliver to the Administrative Agent a Guaranty, in form, substance and governed by applicable law satisfactory to the Administrative Agent, pursuant to which such Foreign Subsidiary shall become a Guarantor for the purposes of guaranteeing the Obligations of the Borrower. Further, the Borrower and each such Foreign Subsidiary shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.15, including, without limitation, an updated Schedule 7.19(a), if applicable, documentation with respect to such Foreign Subsidiary of the type required to be supplied by the Borrower and initial Guarantors as a condition precedent to the initial Term Loans made hereunder pursuant to §11 hereof and favorable opinions of counsel (including local counsel) to such Foreign Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the relevant documentation and creation and perfection of liens) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.16.            Collateral Security of Foreign Subsidiary Guarantors. In the event that any proceeds of Collateral of the Borrower (or of a Guarantor if such assets are included in the Borrowing Base) are paid or otherwise deposited into an account (whether deposit, investment or other similar account) of a Foreign Subsidiary, then the Borrower shall cause each relevant Foreign Subsidiary (including any Foreign Subsidiary who is a Guarantor) to execute and deliver to the Administrative Agent any applicable Security Documents for the purpose of securing the Obligations of the Borrower, in form, substance and governed by applicable law satisfactory to the Administrative Agent, in order to provide a first priority perfected security interest in the Collateral of such Foreign Subsidiary to the Administrative Agent on behalf of the Secured Parties. Further, the Borrower and each such Foreign Subsidiary shall execute and deliver to the Administrative Agent such other documentation as the Administrative Agent may reasonably request in furtherance of the intent of this §8.16, including, without limitation, documentation with respect to such Foreign Subsidiary of the type required to be supplied by the Borrower and initial Guarantors as a condition precedent to the initial Term Loans made hereunder pursuant to §11 hereof and, to the extent collateral security is granted pursuant to this §8.16, favorable opinions of counsel (including local counsel) to such Foreign Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the relevant documentation and creation and perfection of liens) and documentation of the type required or reasonably requested to maintain compliance with §§6.1 and 6.2.

8.17.            Intellectual Property; Operations Support Systems. The Borrower and Guarantors shall at all times own or otherwise have rights to use all IP Rights that are reasonably necessary for the operation of their respective businesses and the management and administration of all of the Collateral, without conflict with the rights of any other Person. The Borrower and Guarantors shall at all times own and/or have rights to use and maintain in good operating condition information systems and operational support systems that are reasonably necessary for the operation of its respective businesses and the management and administration of all of the Collateral. The Borrower and the Guarantor shall comply with their respective obligations under the Use and Access Agreement.

8.18.            Further Assurances. CAI will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Loan Agreement and the other Loan Documents.

8.19.            Good Standing Certificates. Within forty-five (45) days after the Restatement Date, CAI will, or will cause its specified Subsidiary, to deliver to the Administrative Agent a good standing certificate for the following entities from the following jurisdictions: CAI International GmbH from Germany.

9.            CERTAIN NEGATIVE COVENANTS

Each of CAI (as to itself and its Subsidiaries) and the Borrower (as to itself) covenants and agrees that, so long as any Term Loan or Term Note is outstanding or any Lender has any obligation to make any Term Loans:

9.1.            Restrictions on Indebtedness. CAI will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)            Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

(b)            Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §8.8;

(c)            Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(d)            endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(e)            Subordinated Debt;

(f)            Indebtedness (in addition to similar Indebtedness permitted under clause (g) hereof) incurred in connection with the acquisition or lease after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Leases, provided that (i) the aggregate principal amount of such Indebtedness of CAI and its Subsidiaries shall not exceed $50,000,000 outstanding at any one time and (ii) the principal amount of such Indebtedness secured by or relating to the lease of any particular property shall not exceed 100% of the purchase price of such property;

(g)            Indebtedness existing on the Restatement Date and listed and described on Schedule 9.1 hereto;

(h)            any renewal or refinancing of any Indebtedness permitted under this §9.1; provided that any such refinancing or renewal does not independently violate any restriction, basket, limitation or other provision of this §9;

(i)            Indebtedness of CAI and its Subsidiaries consisting of short-term trade credit extended to CAI or such Subsidiary in the ordinary course of such Person’s business in connection with the acquisition of Containers and other equipment; provided that such Indebtedness shall not be in existence for more than 180 days after the occurrence of the transaction giving rise thereto;

(j)            Indebtedness in respect of Interest Rate Protection Agreements;

(k)            Indebtedness of a Subsidiary of the Borrower to the Borrower consisting of Investments permitted by §9.3(e);

(l)            Indebtedness consisting of obligations (contingent or otherwise) of CAI or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(m)            Indebtedness incurred by a Securitization Entity in connection with a Permitted Securitization;

(n)            other Indebtedness consisting of:

(i)            Indebtedness that is unsecured;

(ii)            Indebtedness that is secured; provided that any such secured Indebtedness either: (w) is secured by assets that are not commingled with the Collateral; (x) if secured by assets that are commingled with the Collateral, is subject to the Intercreditor Agreement; (y) if CAI Rail Indebtedness, complies with the provisions of §9.14; or (z) consists of Indebtedness of Excluded Subsidiaries; or

(iii)            other secured Indebtedness not to exceed $60,000,000 in the aggregate;

provided that both before and immediately after any such Indebtedness described in this clause (n) is incurred, no Default or Event of Default shall have occurred and be continuing and the proceeds of such Indebtedness are used solely for (A) repayments of Term Loans pursuant to §3.3, (B) the acquisition of assets and fees, costs and expenses incurred in connection with the acquisition of assets or (C) for the refinancing of any such Indebtedness; and

(o)            unsecured Indebtedness incurred by CAI consisting of one or more guaranties of CAI Rail Indebtedness.

9.2.            Restrictions on Liens.

9.2.1.            Permitted Liens. CAI will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; provided that precautionary assignments on assets sold by the Borrower to Persons who are not Affiliates of the Borrower (in each case, as permitted hereunder) and subsequently managed by the Borrower shall not be considered a Lien upon the property or assets of the Borrower; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any “receivables” as defined in clause (g) of the definition of the term “Indebtedness,” with or without recourse; provided that CAI or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(i)            Liens in favor of CAI on all or part of the assets of Subsidiaries of CAI (other than Collateral) securing Indebtedness owing by Subsidiaries of CAI to CAI;

(ii)            Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(iii)            deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iv)            Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by §9.1(c);

(v)            Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

(vi)            encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which CAI or a Subsidiary is a party, and other minor Liens, provided that none of such Liens (A) covers any Eligible Container or Eligible Direct Finance Lease, or interferes materially with the use of the property affected in the ordinary conduct of the business of CAI and its Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

(vii)            Liens listed on Schedule 9.2 hereto on the Restatement Date that are granted to secure any refinancing or renewal of Indebtedness permitted under §9.1, which refinancing or renewal is permitted under §9.1(h) hereof (subject to all the provisos contained therein); provided that either (A)(1) such Liens encumber the same property (and no additional assets or property of the Loan Parties) as secured the Indebtedness that was so refinanced or renewed and (2) the aggregate amount of Indebtedness secured by such property has not increased as a result of such refinancing or renewal or (B) the Indebtedness secured by such liens is permitted under §9.1(n);

(viii)            purchase money security interests in or purchase money mortgages on real or personal property acquired (in the case of purchase money security interests) or leased (in the case of Capitalized Leases) after the Restatement Date to secure purchase money Indebtedness or Capitalized Leases of the type and amount permitted by §9.1(f), which security interests or mortgages cover only the real or personal property so acquired or leased and any proceeds thereof (including, without limitation, leases, Accounts Receivable, instruments and documents);

(ix)            Liens in favor of the Administrative Agent for the benefit of the Secured Parties securing the Obligations;

(x)            Liens consisting of the interest of a lessee under any lease with respect to Containers where the Borrower or a Guarantor is the lessor;

(xi)            Liens listed on Schedule 9.2 hereto on the Restatement Date that are granted to secure any refinancing or renewal of Indebtedness permitted under §9.1, which refinancing or renewal is permitted under §9.1(h) hereof (subject to all the provisos contained therein), or that otherwise comply with §9.1(h);

(xii)            interests of lessors in property leased to the Borrower or a Subsidiary under §9.1(f);

(xiii)            Liens incurred by a Securitization Entity in connection with a Securitization; and

(xiv)            other Liens on the assets of CAI and its Subsidiaries (other than Collateral) securing Indebtedness permitted under §9.1(n) or under §9.1(o); provided that such Liens do not encumber (x) any Collateral or (y) IP Rights and information and operational support systems that are reasonably necessary for the operation of its respective businesses or relating to the administration and management of the assets included in the Borrowing Base.

Other than those Liens specified in clause (v), (ix) and (x) above, none of such Liens is permitted to encumber any Eligible Container or Eligible Direct Finance Lease included in the calculation of the Borrowing Base.

9.2.2.            Restrictions on Upstream Limitations. CAI will not, nor will it permit any of its Subsidiaries to, enter into any agreement, contract or arrangement (excluding the Loan Agreement, the other Loan Documents and the Senior Revolving Credit Facility) restricting the ability of any Subsidiary of any Loan Party (other than CAI Rail or any Excluded Subsidiary) to pay or make dividends or distributions in cash or kind to such Loan Party (other than an agreement made by a Securitization Entity, CAI Rail, an Excluded Subsidiary or any Subsidiary that is not required to become a Guarantor under this Loan Agreement), to make loans, advances or other payments of whatsoever nature to such Loan Party, or to make transfers or distributions of all or any part of its assets to such Loan Party, other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by CAI or such Subsidiary in the ordinary course of its business.

9.3.            Restrictions on Investments. CAI will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:

(a)            Investments in marketable direct or guaranteed obligations of the United States of America, European or Japan that mature within one (1) year from the date of purchase by the Borrower;

(b)            Investments in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States or Japanese banks having total assets in excess of $1,000,000,000;

(c)            Investments in securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of Japan, the laws of the European Union or the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P 1” if rated by Moody’s, and not less than “A 1” if rated by S&P;

(d)            Investments existing on the date hereof and listed on Schedule 9.3 hereto;

(e)            (i) Investments by and between Borrower and CAI; (ii) Investments consisting of guaranties of Indebtedness of CAI Rail permitted under Section 9.1(o); (iii) Investments by any Subsidiary of CAI that is not the Borrower, in any other Subsidiary of CAI that is not the Borrower; and (iv) Investments by Borrower and/or CAI in CAI Rail or any Subsidiary of Guarantor that is not the Borrower, including without limitation any Excluded Subsidiary; provided that the aggregate amount of such Investments under this clause (iv) does not exceed, as of any date of determination, the greater of (x) $60,000,000; and (y) the product of (A) twenty-five percent (25%) and (B) an amount equal to the Shareholders’ Equity as of such date; and provided further that both before and immediately after any such Investment under this clause (iv) no Default or Event of Default shall have occurred and be continuing;

(f)            Investments consisting of the Guaranty and the guaranty provided by CAI pursuant to §17;

(g)            Investments consisting of advances to employees pursuant to the Staff Loan Program, provided that the aggregate principal amount of loans outstanding at any time under such program shall not exceed $1,500,000;

(h)            Investments by any Subsidiary of CAI who is not the Borrower or a Guarantor;

(i)            Investments by CAI and any Subsidiary of CAI in a Securitization Entity in connection with a Permitted Securitization, provided that after giving effect to such Investment the ratio of the Restricted Funded Debt to Restricted Tangible Net Worth shall not exceed 3.50:1.00; and

(j)            other Investments not exceeding $10,000,000 in the aggregate outstanding at any time.

9.4.            Restricted Payments. Neither the Borrower nor any of its Subsidiaries will make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment, CAI may make Distributions (a) at any time the Total Leverage Ratio, measured as of the date of such Distribution and after giving pro forma effect to such Distribution, is less than 2.00:1.00 or (b) in an amount during any fiscal year not to exceed 100% of Consolidated Net Income for the most recently ended fiscal year of CAI at any time the Total Leverage Ratio, measured as of the date of such Distribution and after giving pro forma effect to such Distribution, is equal to or greater than 2.00:1.00 but less than 3:50:1.0.

9.5.            Merger, Acquisitions and Consolidation; Disposition of Assets.

9.5.1.            Mergers and Acquisitions. CAI will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of CAI with and into the Borrower, with the Borrower as the surviving entity, or with and into a Subsidiary party to the Guaranty, with the Subsidiary party to the Guaranty as the surviving entity, or the merger or consolidation of two or more Subsidiaries of CAI so long as no such Subsidiary is the Borrower or a Guarantor and (b) Permitted Acquisitions.

9.5.2.            Disposition of Assets. CAI will not, and will not permit the Borrower or any of its other Subsidiaries (other than CAI Rail or any Excluded Subsidiary) to, become a party to or agree to or effect any disposition of assets, other than (a) sales of assets by the Borrower or CAI to a Securitization Entity in connection with a Permitted Securitization, and (b) the disposition of assets in the ordinary course of business consistent with past practices, provided that, in connection with any disposition of Eligible Containers and Eligible Direct Finance Leases included in the Collateral, the sum of the Net Book Values of any Eligible Containers and the Net Present Value of any Direct Finance Lease Receivables disposed of in any calendar quarter shall not exceed One Million Dollars ($1,000,000).

9.6.            Sale and Leaseback. Unless the Required Lenders shall have given their prior written consent, CAI will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby CAI or any of its Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that CAI or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, except for such transactions as would be permitted under §9.1(f).

9.7.            Compliance with Environmental Laws. CAI will not, and will not permit any of its Subsidiaries, except in compliance with applicable Environmental Laws, to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause an unpermitted release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, which such violation would reasonably be expected to have a Material Adverse Effect.

9.8.            Amendment of Intercreditor Agreement. Neither CAI nor the Borrower will amend, modify or waive the terms of the Intercreditor Agreement except in accordance with the express terms of the Intercreditor Agreement.

9.9.            Employee Benefit Plans. Neither the Borrower nor any ERISA Affiliate will:

(a)            engage in any nonexempt “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

(b)            permit any Guaranteed Pension Plan to make less than the minimum required contribution under §302(a)(2)(A) of ERISA, whether or not such deficiency is or may be waived; or

(c)            fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to §303(k) or §4068 of ERISA; or

(d)            amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to §307 of ERISA or §412(c)(4) of the Code; or

(e)            permit or take any action which would result in the aggregate benefit liabilities (within the meaning of §4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

9.10.            Business Activities. CAI will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses of the ownership, management, leasing, sale and other operation of transportation equipment and in related businesses.

9.11.            Fiscal Year. CAI will not, and will not permit any of its Subsidiaries to, change the date of the end of its fiscal (or financial) year from that set forth in §7.4.1.

9.12.            Transactions with Affiliates.

9.12.1.         Except as otherwise permitted by the terms of §7.15, CAI will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s- length basis in the ordinary course of business.

9.12.2.         In providing management and remarketing services with respect to the Containers and the Direct Finance Leases included in the calculation of the Borrowing Base, CAI will not, and will not permit any of its Subsidiaries, to discriminate against such Containers and Direct Finance Leases in providing such management and remarketing services, and will provide such services with the same skill and care with which it manages all containers and leases included in its managed fleet.

9.13.            Interest Rate Protection Agreements. The Borrower may enter into Interest Rate Protection Agreements from time to time; provided, however, that the Borrower will not, and will not permit any Subsidiary to, enter into any Interest Rate Protection Agreement other than in the ordinary course of business.

9.14.            Commingling of Assets. CAI will not, and will not permit any of its Subsidiaries (other than CAI Rail) to, commingle any of their respective assets (including, without limitation, any Collateral or other collections deposited or held or required to be deposited or held in any Collection Accounts) with any assets, revenues, funds, payments, collections, proceeds or any other amounts received or held by CAI Rail or in respect of the operations of CAI Rail.

9.15.            No Change to Depreciation Policy. Neither CAI nor the Borrower will amend or modify the depreciation policy in effect on the Restatement Date with respect to the Eligible Containers included in the Borrowing Base, except if the resulting depreciation policy shall be in accordance with GAAP.

9.16.            Sanctions. (a) No Loan Party will, and each Loan Party will not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arrangers, Administrative Agent, or otherwise) of Sanctions.

(b)            No Loan Party will knowingly, and will not knowingly permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with CAI, the Borrower or then respective Subsidiaries, or (b) fail to provide documentary and other evidence of the identity of the Borrower or its Subsidiaries as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to verify the identity of CAI, the Borrower and then respective Subsidiaries or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

10.            FINANCIAL COVENANTS.

The Borrower covenants and agrees that, so long as any Term Loan is outstanding or any Lender has any obligation to make any Term Loans:

10.1.            Maximum Consolidated Funded Debt to Consolidated Tangible Net Worth. The Borrower will not permit, at the end of any fiscal quarter, the ratio of (a) Consolidated Funded Debt to (b) Consolidated Tangible Net Worth to be more than the ratio of 3.75:1.00.

10.2.            Minimum Fixed Charge Coverage Ratio. The Borrower will not permit, as at the end of any Reference Period, the ratio of (a) Consolidated Operating Cash Flow to (b) Consolidated Total Debt Service to be less than 1.20:1.00.

11.            CLOSING CONDITIONS.

The obligations of the Lenders to enter into this Loan Agreement on the Restatement Date shall be subject to the satisfaction of the following conditions precedent:

11.1.            Loan Documents etc. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

11.2.            Certified Copies of Governing Documents. The Administrative Agent shall have received from the Borrower and each Guarantor a copy, certified by a duly authorized officer of such Person to be true and complete on the Restatement Date, of each of its Governing Documents as in effect on such date of certification.

11.3.            Corporate or Other Action. All corporate (or other) action necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Loan Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Administrative Agent.

11.4.            Incumbency Certificate. The Administrative Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Restatement Date, signed by a duly authorized officer of the Borrower or such Guarantor, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower or such Guarantor, each of the Loan Documents to which the Borrower or such Guarantor is or is to become a party; (b) in the case of the Borrower, to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on its behalf under the Loan Documents.

11.5.            Validity of Liens. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

11.6.            Asset List; Perfection Certificates and UCC Search Results. The Administrative Agent shall have received from the Borrower a list of the Eligible Containers and/or Direct Finance Leases to be pledged as Collateral for the Term Loan, and copies of all UCC financing statements, similar security filings in any applicable jurisdiction and any other necessary documentation required to evidence (A) the pledge to the Collateral Agent of, and (B) the release of any existing Liens on, any such assets. The Administrative Agent shall have received from the Borrower and each Guarantor completed and fully executed Perfection Certificates and the results of Uniform Commercial Code searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

11.7.            Certificates of Insurance. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated on or about the Restatement Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

11.8.            Borrowing Base Report. The Administrative Agent shall have received from the Borrower the initial Borrowing Base Report, dated as of the Restatement Date.

11.9.            Financial Condition. The Administrative Agent shall have received from the Borrower the financial statements and projections referred to in §§7.4.2 and 7.4.3 and shall be satisfied that such financial statements fairly represent the financial position of the Borrower as of the respective dates of such financial statements.

11.10.         Opinions of Counsel. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Restatement Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from (a) Perkins Coie LLP, counsel to the Borrower and its Subsidiaries, (b) Clarke Gittens Farmer, special Barbados counsel to the Borrower and (c) any local counsel to the Borrower and its Subsidiaries.

11.11.        Payment of Fees. The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the fees referred to in §5.1, together with the reasonable fees, expenses and disbursements of the Administrative Agent’s Special Counsel as of the Restatement Date.

11.12.       Lessee Concentration Limits. The sum of the Net Book Values of all Eligible Containers on lease to, plus the Direct Finance Lease Receivables of all Eligible Direct Finance Leases attributable to, any single Lessee and its Affiliates shall not exceed an amount equal to 15% of the Borrowing Base.

11.13.       No Material Adverse Change. There shall not occurred a material adverse change in (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of CAI or any of its Subsidiaries, taken as a whole, since December 31, 2013 and (b) the facts and information represented to date to the Administrative Agent and the Lenders.

Without limiting the generality of the provisions of § 14.3, for purposes of determining compliance with the conditions specified in this §11, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Restatement Date specifying its objection thereto.

12.            CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Term Loan on the Restatement Date, shall also be subject to the satisfaction of the following conditions precedent:

12.1.            Representations True; No Event of Default. Each of the representations and warranties of the Borrower and its Subsidiaries contained in this Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Loan Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Term Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or would result from the making of such Term Loan. The Administrative Agent shall have received a certificate of the Borrower signed by an authorized officer of the Borrower to such effect.

12.2.            No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make any Term Loan.

12.3.            Governmental Regulation. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

12.4.            Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Loan Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent’s Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

12.5.            Borrowing Base Report; Approval of Collateral Pool. The Administrative Agent shall have received the Borrowing Base Report required to be delivered to the Administrative Agent in accordance with §8.4(f). All of the Lenders shall have approved of the composition of the Eligible Containers and Eligible Direct Finance Leases included in the calculation of the Borrowing Base on the Restatement Date (such approval not to be unreasonably withheld, delayed or conditioned).

12.6.            Borrowing Base Compliance. Immediately before and after giving effect to the requested Term Loan, the sum of the unpaid principal balance of all Term Loans shall not exceed the lesser of (i) the Total Commitment at such time and (ii) the Borrowing Base at such time.

12.7.            Additional Security Documents. The Administrative Agent shall have received any additional Security Documents, or amendments or supplements to existing Security Documents, necessary or desirable to perfect the security interest of the Administrative Agent, on behalf of the Secured Parties, in any Containers and/or Leases to be pledged as collateral for such Term Loan.

13.            EVENTS OF DEFAULT; ACCELERATION; ETC.

13.1.            Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)            the Borrower shall fail to pay any principal of the Term Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and, except in the case of an acceleration of the maturity of the Term Loans, in which case an Event of Default shall occur immediately, such failure shall continue for a period of five (5) days;

(b)            the Borrower or any of its Subsidiaries shall fail to pay any interest on the Term Loans, any fees or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and, except in the case of an acceleration of the maturity of the Term Loans, in which case an Event of Default shall occur immediately, such failure shall continue for a period of five (5) days;

(c)            the Borrower shall fail to comply with any of its covenants contained in §§8.1, 8.2 (other than, with respect to CAI, moves within the State of California or with respect to the Borrower, moves within Barbados), 8.4, 8.5, 8.6, 8.9, 8.12, 8.19, 9 or 10 or any of the covenants contained in any of the Security Documents (provided, that this reference to covenants in the Security Documents shall not abridge grace periods provided therein with respect to certain Defaults also addressed in this Agreement);

(d)            the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §13.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

(e)            any representation or warranty of the Borrower or any of its Subsidiaries in this Loan Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Loan Agreement shall prove to have been false, incorrect or incomplete in any material respect upon the date when made or deemed to have been made or repeated;

(f)            the Borrower or any of its Subsidiaries shall (x) fail to pay at maturity, or within any applicable period of grace, (i) any obligation for borrowed money or credit received in an aggregate principal amount in excess of $20,000,000, (ii) any obligation in respect of any Capitalized Leases in an aggregate amount in excess of $20,000,000, or (iii) any obligation in respect of any operating leases with respect to which the present value (calculated at a discount rate of nine percent (9%) per annum) of the future obligations of the Borrower and its Subsidiaries thereunder exceeds $20,000,000, or (y) fail to observe or perform any material term, covenant or agreement contained in any agreement referenced in clauses (i) through (iii) above for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

(g)            (i) the Borrower, any Guarantor or any Material Subsidiary shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, such Guarantor or such Material Subsidiary or of any substantial part of the assets of the Borrower, such Guarantor or such Material Subsidiary or shall commence any case or other proceeding relating to the Borrower, such Guarantor or such Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing; or (ii) if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower, any Guarantor or any Material Subsidiary and, with respect to this clause (ii) only, (x) the Borrower, such Guarantor or such Material Subsidiary shall indicate its approval thereof, consent thereto or acquiescence therein or (y) such petition or application shall not have been dismissed within thirty (30) days following the filing thereof;

(h)            a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, any Guarantor or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, any Guarantor or any Material Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(i)            there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $5,000,000;

(j)            [reserved];

(k)            if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent’s Liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)            (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;

(m)            the Borrower, any Guarantor or any Material Subsidiary shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any part of its business if such circumstance could reasonably be expected to have a Material Adverse Effect, and such order shall continue in effect for more than thirty (30) days;

(n)            there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

(o)            there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

(p)            the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary included in the Borrowing Base or any assets of the Borrower or such Subsidiary not included in the Borrowing Base but having a fair market value in excess of $5,000,000; or

(q)            a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Loan Agreement, the Term Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in § § 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable, automatically and without any requirement of notice from the Administrative Agent or any Lender.

13.2.            Termination of Commitments. If any one or more of the Events of Default specified in § 13.1(g) or § 13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Term Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Term Loans. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

13.3.            Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Term Loans pursuant to §13.1, each Lender, if owed any amount with respect to the Term Loans, may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Term Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

13.4.            Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

(a)            First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Loan Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b)            Second, to all other Obligations (other than obligations of the Borrower and its Subsidiaries to any Secured Party with respect to any Interest Rate Protection Agreements or Swap Contracts) to be paid in the following order: first to the payment of interest and fees, second to the payment of principal of the Term Loans and third to other such Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations (other than with respect to Interest Rate Protection Agreements and Swap Contracts) with respect to the fees owing to the Administrative Agent and all such Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses (but excluding Interest Rate Protection Agreements and Swap Contracts with (any Hedge Counterparty), among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)            Third, to Obligations of the Borrower and its Subsidiaries to any Hedge Counterparty with respect to any Interest Rate Protection Agreements and Swap Contracts, in each case, which states that it relates to this Loan Agreement entered into with any Hedge Counterparty;

(d)            Fourth, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9- 608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York; and

(e)            Fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

14.            THE ADMINISTRATIVE AGENT.

14.1.            Authorization.

(a)            Each of the Lenders hereby irrevocably appoints ING Bank to act on its behalf as Administrative Agent hereunder and under the other Loan Documents. The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents including, without limitation, executing a joinder to the Intercreditor Agreement and exercising the rights of a “Non-Revolving Lender” under the Intercreditor Agreement, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The provisions of this § 14 are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions.

(b)            The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term “Administrative Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Loan Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

(c)            As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a “representative” of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as “secured party”, “mortgagee” or the like on all financing statements, certificates of title and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

14.2.            Employees and Administrative Agents. The Administrative Agent may exercise its powers and execute its duties by or through employees or sub-agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Loan Agreement and the other Loan Documents. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower. The exculpatory provisions of this § 14 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

14.3.            No Liability. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

14.4.            No Representations.

14.4.1.         General. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Loan Agreement, the Term Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Term Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Term Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Term Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Term Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document or the occurrence of any Default or Event of Default. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries.

14.4.2.       Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Loan Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in §§11 and 12 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

14.5.            Payments.

14.5.1.         Payments to Administrative Agent. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender’s pro rata share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

14.5.2.         Distribution by Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Term Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

14.5.3.         [Reserved].

14.5.4.         Replacement of Lender. If any Lender (a) requests compensation under §§5.6 or 5.7, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to §5.6, or (b) is a Delinquent Lender, then CAI may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, §15), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Borrower shall have paid to the Administrative Agent the assignment fee specified in § 15.1.2;

(b)            such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under §5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under §§5.6 or 5.7 or payments required to be made pursuant to §5.6, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            and such assignment does not conflict with applicable laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

14.6.            Holders of Term Notes. The Administrative Agent may deem and treat the payee of any Term Notes as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

14.7.            Indemnity. To the extent that the Borrower for any reason fail to indefeasibly pay any amount required hereunder (including under § § 16.2 and 16.3 hereof) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this § 14.7 are subject to the provisions of §2.8.3.

14.8.            Administrative Agent as Lender, etc. In its individual capacity, ING Bank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Term Loans made by it, and as the holder of any of the Term Notes, as it would have were it not also the Administrative Agent. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. Neither the Syndication Agent nor the Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under the Loan Agreement in such capacity, other than those applicable to all Lenders as Lenders. The Arrangers shall not have any right, power, obligation, liability, responsibility or duty under the Loan Agreement in such capacity.

14.9.            Resignation. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower and, so long as no Default or Event of Default has occurred and is continuing, subject to the reasonable acceptance of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above (including the reasonable acceptance of the Borrower); provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this § 14 and § § 16.2 and 16.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

14.10.        Notification of Defaults and Events of Default. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this § 14.10 it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

14.11.        Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

14.12.        Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder (including under §§5.1, 16.2 and 16.3).

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.13.        Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a)            to release, or authorize the release of, any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Total Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold, to be sold or otherwise disposed of as part of or in connection with any disposition or other transaction permitted hereunder or under any other Loan Document, (iii) if such release is permitted under Section 6.3 or (iv) subject to §16.12, if approved, authorized or ratified in writing by the Required Lenders;

(b)            to subordinate, or authorize the subordination of, any Lien on any property included in the Collateral granted to, or held by the Administrative Agent under, any Loan Document to the holder of any Lien on such property that is permitted by §9.2.1(viii) or (xii); and

(c)            to release, or authorize the release of, any Guarantor (other than CAI) from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this § 14.13.

14.14.        Withholding Tax. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax, provided any such amounts withheld shall be timely paid over to the appropriate taxing authority. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

15.            ASSIGNMENT AND PARTICIPATION.

15.1.            Conditions to Assignment.

15.1.1.        Successors and Assignment Generally. The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of § 15.1.2, (ii) by way of participation in accordance with the provisions of § 15.1.4, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of §15.1.5 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in § 15.1.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

15.1.2.        Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Term Loans at the time owing to it); provided that
(a)            except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Term Loans, as the case may be, at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Term Loans, outstanding thereunder) or, if the Commitment is not then in effect, the outstanding Principal Balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, however, that if the Borrower shall fail to respond to a request for the Borrower’s consent to a proposed assignment (if the Borrower’s consent thereto is required hereunder) within fifteen (15) Business Days, the Borrower shall be deemed to have consented thereto;

(b)            each partial assignment of Commitments and Term Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Loan Agreement with respect to the Term Loans or the Commitment assigned;

(c)            any assignment of a Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(d)            the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00 (provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to § 15.1.3, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Loan Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§5.6, 5.7, 5.9, 16.2 and 16.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Term Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §15.1.4. The Administrative Agent shall use commercially reasonable efforts to provide the Borrower with prompt notice of any assignment hereunder.

15.1.3.         Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

15.1.4.         Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or any competitor of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Loan Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to §16.12(a) that affects such Participant. Subject to § 15.1.5, the Borrower agrees that each Participant shall be entitled to the benefits of §§5.6, 5.7 and 5.9, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to § 15.1.2. To the extent permitted by law, each Participant also shall be entitled to the benefits of § 16.1 as though it were a Lender, provided such Participant agrees to be subject to § 16.1 as though it were a Lender.

15.1.5.        Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Loan Agreement (including under its Term Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, European Central Bank or any other applicable central bank for such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.1.6.         Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

16.            PROVISIONS OF GENERAL APPLICATIONS.

16.1.            Setoff. The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Lenders or Lender Affiliates to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lender, other than Indebtedness evidenced by the Term Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Term Notes held by such Lender, and (b) if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Term Notes held by such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Term Note or Term Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Term Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Term Notes held by it as contemplated by this Loan Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

16.2.            Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this § 16.2, or (B) in connection with the Term Loans, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans. All amounts due under this § 16.2 shall be payable not later than ten Business Days after demand therefor. The agreements in this § 16.2 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

16.3.            Indemnification. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any of its Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any environmental liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any of its Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Loan Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Loan Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

All amounts due under this § 16.3 shall be payable not later than ten Business Days after demand therefor. The agreements in this § 16.3 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all the other Obligations.

16.4.            Treatment of Certain Confidential Information.

16.4.1.        Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms hereof), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); provided that the Administrative Agent shall use commercially reasonable efforts to provide notice to the Borrower of any such request, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Administrative Agent shall use commercially reasonable efforts to provide notice to the Borrower upon becoming aware of such requirement, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower and not as a result of any violation of any confidentiality obligation to the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including Federal Securities Laws and state securities laws.

16.5.            Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, in the Term Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of CAI or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Term Loans, and shall continue in full force and effect so long as any amount due under this Loan Agreement or the Term Notes or any of the other Loan Documents remains outstanding, and for such further time as may be otherwise expressly specified in this Loan Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of CAI or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by CAI or such Subsidiary hereunder.

16.6.            Notices.

16.6.1.         Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in §16.6.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to the Borrower, the Guarantors, the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 16.6.1; and

(ii)            if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in § 16.6.2, shall be effective as provided in § 16.6.2.

16.6.2.        Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to §§2, 3 and 4 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

16.6.3.        The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

16.6.4.        Changes of Address. The Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

16.6.5.          Reliance by Administrative Agent and the Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Requests) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

16.7.            Governing Law. THIS LOAN AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)). EACH PARTY HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS LOAN AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN § 16.6. THE BORROWER HEREBY WAIVE ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

16.8.            Headings. The captions in this Loan Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

16.9.            Counterparts. This Loan Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Loan Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile or other electronic transmission by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

16.10.        Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Loan Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in § 16.12.

16.11.       Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS LOAN AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower and CAI hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Loan Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

16.12.       Consents, Amendments, Waivers, Etc. Any consent or approval required or permitted by this Loan Agreement to be given by the Lenders may be given, and any term of this Loan Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Loan Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders and acknowledged by the Administrative Agent. Notwithstanding the foregoing, no amendment, modification or waiver shall:

(a)            without the written consent of the Borrower and each Lender directly affected thereby:

(i)            reduce or forgive the principal amount of any Term Loans or reduce the rate of interest on the Term Notes (other than interest accruing pursuant to §5.10.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

(ii)            increase the amount of such Lender’s Commitment or extend the expiration date of such Lender’s Commitment or reinstate any Commitment that has been terminated;

(iii)            postpone or extend the Maturity Date or any Principal Payment Date or other regularly scheduled dates for payments of principal of, or interest on, the Term Loans or any fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to §5.10.2, and (B) any vote to rescind any acceleration made pursuant to § 13.1 of amounts owing with respect to the Term Loans and other Obligations shall require only the approval of the Required Lenders); and

(iv)            other than pursuant to a transaction permitted by the terms of this Loan Agreement, release in one transaction or a series of related transactions all or substantially all of the Collateral (excluding if the Borrower or any Subsidiary of the Borrower becomes a debtor under the federal Bankruptcy Code, the release of “cash collateral”, as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders) or release CAI or any other Guarantors from their guaranty obligations under the Guaranty;

(b)            without the written consent of all of the Lenders, amend or waive this §16.12, waive a Default or Event of Default under §13.1(a) or §13.1(b), amend or waive the definition of the term “Borrowing Base” in a manner that increases the amount thereof, amend or waive the definition of the term “Required Lenders” or change the number of Lenders which shall be required to take action hereunder, amend, modify or waive a Principal Payment Amount or Required Prepayment Amount or change §§13.4 or 16.1 in a manner that would alter the pro rata sharing of payments required thereby;

(c)            the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;

(d)            without the written consent of each Lender directly affected thereby, waive any condition set forth in § 11 or § 12;

(e)            amend Intercreditor Agreement in a manner that would limit or impair rights of the Administrative Agent or the Lender therein.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary herein, no Delinquent Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Delinquent Lenders), except that (x) the Commitment of any Delinquent Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Delinquent Lender more adversely than other affected Lenders shall require the consent of such Delinquent Lender.

16.13.       Severability. The provisions of this Loan Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Loan Agreement in any jurisdiction.

16.14.        USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and/or its Subsidiaries, which information includes the name and address of the Borrower or its Subsidiaries and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and its Subsidiaries in accordance with the Act.

16.15.       Ratification of Original Agreement. The amendment and restatement of the Original Agreement shall become effective on the Restatement Date. This Loan Agreement amends and restates the terms and conditions of the Original Agreement, and is not a novation of the Obligations incurred by the Borrower pursuant to the terms of the Original Agreement. Accordingly, all of the Obligations of the Borrower incurred pursuant to the terms of the Original Agreement, and all of the Liens previously created pursuant to the terms of the Security Documents, are hereby ratified and affirmed by the Borrower and remain in full force and effect. In furtherance of the foregoing, all Notes issued and unpaid Term Loans pursuant to the terms of the Original Agreement that remain unpaid on the Restatement Date shall remain in full force and effect and all references to the Original Agreement contained in the Notes are amended to refer to this Loan Agreement.

16.16.        No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and CAI acknowledges and agrees and acknowledges its understanding that (i) (A) the services regarding this Loan Agreement provided by the Administrative Agent and/or the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, (B) the Borrower and CAI has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and the Lenders are and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, CAI or any of their Affiliates, or any other Person, and (B) neither the Administrative Agent nor any Lender has any obligation to the Borrower and CAI or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, CAI and their Affiliates, and each of the Administrative Agent and the Lenders has no obligation to disclose any of such interests to the Borrower, CAI or any of their Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

16.17.       FATCA. Each of the Borrower and CAI hereby authorizes the Administrative Agent and each Lender to disclose to any applicable Governmental Authority all information required to be disclosed pursuant to the provisions of FATCA.

16.18.       Appointment of Mandated Lead Arranger. The Borrower hereby appoints ING Bank, branch of ING-DIBA AG as Mandated Lead Arranger and Physical Bookrunner. Anything herein to the contrary notwithstanding, neither the Mandated Lead Arranger nor the Physical Bookrunner shall have any powers, duties or responsibilities under this Loan Agreement or any other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

17.            GUARANTY.

17.1.            Guaranty. CAI hereby absolutely and unconditionally guarantees in favor of the Administrative Agent, for the benefit of the Secured Parties, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations of the Borrower, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, arising hereunder and under the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lenders in connection with the collection or enforcement thereof) (collectively, but excluding any Excluded Swap Obligation, the “Guaranteed Obligations”). The Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and absent manifest error shall be binding upon CAI, and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of CAI under this Guaranty, and CAI hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

17.2.            Rights of Lenders. CAI consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, CAI consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of CAI under this Guaranty or which, but for this provision, might operate as a discharge of CAI.

17.3.            Certain Waivers. CAI waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Lender) of the liability of the Borrower; (b) any defense based on any claim that CAI’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting CAI’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. CAI expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. CAI waives any rights and defenses that are or may become available to CAI by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, the guaranty contained in this § 17 shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this guaranty or the Guaranteed Obligations.

17.4.            Obligations Independent. The obligations of CAI hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against CAI to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

17.5.            Subrogation. CAI shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid in full in cash and performed in full and the Commitments are terminated. If any amounts are paid to CAI in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

17.6.            Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or CAI is made, or any of the Lenders exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of CAI under this paragraph shall survive termination of this Loan Agreement and/or this Guaranty.

17.7.            Subordination. CAI hereby subordinates to the indefeasible payment in full in cash of all Guaranteed Obligations the payment of all obligations and indebtedness of the Borrower owing to CAI, whether now existing or hereafter arising, excluding the Excluded Intercompany Obligations, but including any obligation of the Borrower to CAI as subrogee of the Lenders or resulting from CAI’s performance under this Guaranty. Notwithstanding the subordination pursuant to the foregoing sentence, Borrower may continue to make payments to CAI in the ordinary course of business, unless: (i) a Default or Event of Default has occurred and is continuing; and (ii) Administrative Agent shall have notified Borrower in writing that payments of Borrower's obligations that have been subordinated pursuant to this Section should lapse until such Default or Event of Default has been cured.

17.8.            Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against CAI or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by CAI immediately upon demand by the Lenders.

17.9.            Condition of the Borrower. CAI acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as CAI requires, and that none of the Lenders has any duty, and CAI is not relying on the Lenders at any time, to disclose to CAI any information relating to the business, operations or financial condition of the Borrower or any other guarantor (CAI waiving any duty on the part of the Lenders to disclose such information and any defense relating to the failure to provide the same).

18.            ACKNOWLEDGEMENT.

In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and the Arrangers are and have been acting solely as a principal and are not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any of the Arrangers has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any of the Arrangers has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor any of the Arrangers has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and neither the Administrative Agent nor any of the Arrangers has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arrangers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.

19.            PARALLEL OBLIGATIONS.

19.1.            Parallel Security and Parallel Obligations. For the purposes of taking and ensuring the continuing validity of security under those Security Documents subject to the laws of (or to the extent affecting assets situated in) the Netherlands, notwithstanding any contrary provision herein or in any of the Loan Documents, the parties hereto agree and the Borrower hereby irrevocably and unconditionally undertakes (such undertakings are referred to hereinafter as the "Parallel Obligations") to pay to the Administrative Agent, as a creditor in its own right and not as a representative of the Lenders, amounts equal to and in the currency of each amount payable by the Borrower under each of the Loan Documents as and when such amounts become due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from a failure of another Lender to take appropriate steps, in insolvency proceedings affecting the Borrower, to preserve its entitlement to be paid such amounts (the "Lender Obligations").

19.2.            Independent Right of Administrative Agent. The Administrative Agent shall have its own independent right, subject to the terms and conditions of this Loan Agreement, to demand payment of the Parallel Obligations when due by the Borrower under this Section 19, irrespective of any discharge of such Borrower’s obligation to pay those amounts to the Lenders resulting from failure by any such Lender to take appropriate steps in insolvency proceedings affecting the Borrower to preserve their entitlement to be paid those amounts.

19.3.            Amounts Due and Payable to Administrative Agent. Any amount due and payable by the Borrower to the Administrative Agent under this Section 19 shall be decreased to the extent that the other Lenders have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by the Borrower to the Lenders under those provisions shall be decreased to the extent that the Administrative Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 19.

19.4.            Independence of Lender Obligations. The Parallel Obligations shall not limit or affect the existence of the Lender Obligations to a Lender, for which such Lender shall have several, separate and independent right, subject to the terms and conditions of this Loan Agreement and the other Loan Documents, to demand payment when due.

19.5.            Exercise of Rights in Respect of Parallel Obligations. Without limiting or affecting the Administrative Agent’s right to protect, preserve or enforce its rights under any Security Documents, the Administrative Agent undertakes to each Lender not to exercise its rights in respect of the Parallel Obligations without the consent of the relevant Lender.

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IN WITNESS WHEREOF, the undersigned have duly executed this Loan Agreement as a sealed instrument as of the date first set forth above.

CONTAINER APPLICATIONS LIMITED, as Borrower

By:	/s/ Victor Garcia
Name: Victor Garcia
Title: Senior Vice President and Chief Operating Officer

CAI INTERNATIONAL, INC., as Guarantor

By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer

Signature Page to Amended and Restated Term Loan Agreement

ING BANK N.V., as Administrative Agent

By:	/s/ Ben Dijkhuizen
Name: Ben Dijkhuizen
Title: Director

By:	/s/ Ad M. van den Broek
Name: Ad M. Van den Broek
Title: Director

Signature Page to Amended and Restated Term Loan Agreement

ING BANK, branch of ING-DIBA AG, as Lender

By:	/s/ Hugo Kanters
Name: Hugo Kanters
Title: Director

By:	/s/ Michael Zander
Name: Michael Zander
Title: Managing Director

Signature Page to Amended and Restated Term Loan Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Jerri A. Kallam
Name: Jerri A. Kallam
Title: Director

Signature Page to Amended and Restated Term Loan Agreement

ABN AMRO CAPITAL USA LLC, as Lender

By:	/s/ R.A.V. Hoefnagels
Name: R.A.V. Hoefnagels
Title:

By:	/s/ Vincent E. Lisanti
Name: Vincent E. Lisanti
Title: Managing Director

Signature Page to Amended and Restated Term Loan Agreement

CREDIT INDUSTRIEL ET COMMERCIAL, as Lender

By:	/s/ Adrienne Molloy
Name: Adrienne Molloy
Title: Vice President

By:	/s/ Andrew McKuin
Name: Andrew McKuin
Title: Vice President

Signature Page to Amended and Restated Term Loan Agreement

COMERICA BANK, as Lender

By:	/s/ Bill G. Burke
Name: Bill G. Burke
Title: Vice President

Signature Page to Amended and Restated Term Loan Agreement

Exhibit A

FORM OF BORROWING BASE REPORT

Each of the undersigned, CAI International, Inc. (“CAI”) (as to itself and its Subsidiaries), Container Applications Limited (“CAI Barbados” or the “Borrower”) (as to itself), hereby certifies, pursuant to the Amended and Restated Term Loan Agreement, dated as of October 1, 2014 (as the same may be amended, restated, modified or supplemented and otherwise in effect from time to time, the “Loan Agreement”), by and among the Borrower, CAI, ING Bank N.V., as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) and the other agents party thereto, that (a) the information set forth in this Borrowing Base Report was true and correct as of the last day of the period specified herein, (b) this Borrowing Base Report has been prepared in accordance with the applicable provisions of the Loan Agreement and the various components thereof, and (c) as of the date of this Borrowing Base Report, there exists no Default or Event of Default.

Except as otherwise specified in this Borrowing Base Report, capitalized terms used herein without definition have the same meanings herein as in the Loan Agreement.

CAI INTERNATIONAL, INC.

By:
Name:
Title:

CONTAINER APPLICATIONS LIMITED

By:
Name:
Title:

A-1

BORROWING BASE WORKSHEET

Borrowing Base as of ___________, 20

A.	Eligible Containers Component of Borrowing Base:

	1.	Original Cost of Eligible Containers:	$

	2.	Accumulated Depreciation:[1]	$

	3.	Net Book Value of Eligible Containers (Item A1 minus Item A2):	$
	4.	Formula Percentage:		82.5%

	5.	Net Book Value of Eligible Containers Borrowing Base Component (Item A3 multiplied by Item A4):	$

B.	Eligible Direct Finance Lease Receivables Component of Borrowing Base:

	1.	Net Present Value[2] of Direct Finance Lease Receivables:	$

	2.	Formula Percentage:		85%

	3.	Direct Finance Lease Receivables Borrowing Base Component (Item B1 multiplied by Item B2):	$

C.	Borrowing Base (Sum of Item A5 plus Item B3):		$

D.	Maximum Available Credit (the lesser of the Total Commitment currently in effect and Item C):		$

E.	Outstandings:
	1.	Term Loans Outstanding:	$
F.	Excess Availability/(Shortfall):
	(Item D minus Item E):		$
G.	Required Prepayment Amount		$

1 Containers are to be depreciated in accordance with the depreciation methodology set forth in the definition of Accumulated Depreciation contained in § 1.1 of the Loan Agreement.
2 The discounted present value of Direct Finance Lease Receivables, discounted at the Direct Finance Lease Rate per annum of the remaining term of the applicable Direct Finance Lease.
A-2

Exhibit B

FORM OF TERM NOTE

$___________________	________ __, 20__

FOR VALUE RECEIVED, CONTAINER APPLICATIONS LIMITED, a corporation organized under the laws of Barbados (the “Borrower”) hereby promises to pay to _____________________ (the “Lender”), in accordance with its respective Obligations under the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Term Loan Agreement, dated as of October 1, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, CAI International, Inc., as guarantor, the Lenders from time to time party thereto, ING Bank N.V., as Administrative Agent, and the other agents party thereto.

In accordance with its respective Obligations under the Agreement, the Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note (“Note”) is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and during the continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401)).

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.

CONTAINER APPLICATIONS LIMITED

By:
Name:
Title:

Signature Page to Term Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

B-6

Exhibit C

FORM OF LOAN REQUEST

Date:____________

To:	ING Bank N.V., as Administrative Agent
Bijlmerplein 888, 1102 MG Amsterdam
The Netherlands

Attention: ______________________

Ladies and Gentlemen:

The undersigned Borrower (as hereinafter defined), Container Applications Limited (“CAL” or the “Borrower”) submits this Loan Request pursuant to §2.6 of the Amended and Restated Term Loan Agreement, dated as of October 1, 2014 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), by and among the Borrower, CAI International, Inc. (“CAI”), as guarantor, ING Bank N.V., as administrative agent (hereinafter, in such capacity, the "Administrative Agent") for itself and the other lending institutions (hereinafter collectively, the "Lenders") and the other agents party thereto. All capitalized terms used in this Loan Request shall have the meanings specified in the Loan Agreement unless otherwise defined herein.

The Borrower hereby represents, warrants and certifies to you that (a) the proceeds specified herein shall be used in accordance with the provisions of the Loan Agreement, (b) each of the representations and warranties of the Borrower contained in the Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement shall be true as of the date as of which they were made and shall also be true at and as of the date hereof, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), (c) the Borrower has performed and complied in all material respects with all of the terms and conditions contained in the Loan Agreement required to be performed or complied with by the Borrower prior to or at the time of the borrowing requested hereunder, (d) at and as of the date hereof, the Borrower is not in default of any of its obligations under the Loan Agreement, and no Default or Event of Default exists and (e) the execution and delivery of this Loan Request has been authorized by all necessary corporate action/proceedings on behalf of the Borrower.
C-7

The Borrower requests that the Lenders make a Term Loan which is a [Base][Eurodollar] Rate Loan on [proposed Drawdown Date]1/ for the Interest Period commencing on [proposed Drawdown Date] and ending on [ ]2/ in the principal amount of [$__________]3/.

Please acknowledge receipt of this letter by signing and returning to us the enclosed copy.

Very truly yours,

CONTAINER APPLICATIONS LIMITED

By:
Name:
Title:

1/ Loan Request must be made no less than three (3) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and four (4) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan.
2/ For Base Rate Loans, the last day of the calendar quarter following the proposed Drawdown Date; for Eurodollar Rate Loans, 1, 2, 3 or 6 months after the proposed Drawdown Date.
3/ Each Loan Request relating to a Base Rate Loan shall be in a minimum aggregate amount of $500,000 and each Loan Request relating to a Eurodollar Rate Loan shall be in a minimum aggregate amount of $1,000,000.

Exhibit D

FORM OF COMPLIANCE CERTIFICATE

_________ __, 200__

To:	ING Bank N.V., as Administrative Agent
Bijlmerplein 888
1102 MG Amsterdam, The Netherlands
Attention: ________________

Re:	Compliance Certificate for the Reference Period Ended _______ __, 200__

Ladies and Gentlemen:

Pursuant to §8.4(d) of the Amended and Restated Term Loan Agreement, dated as of October 1, 2014 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among CAI International, Inc., a Delaware corporation (“CAI”), Container Applications Limited (“CAL” or the “Borrower”), a corporation organized under the laws of Barbados, ING Bank N.V., as administrative agent (hereinafter, in such capacity, the “Administrative Agent”) for itself and the other lending institutions (hereinafter, collectively, the “Lenders”) and the other agents party thereto, CAI, the Borrower (as to itself) and the undersigned principal financial or accounting officer of the Borrower hereby certify that (a) the information furnished below in this report was true and correct as of the last day of the Reference Period ended on the date indicated above, (b) as of the date hereof, no Default or Event of Default under the Loan Agreement has occurred and is continuing, (c) the [quarterly] [annual] financial statements delivered to the Administrative Agent herewith were prepared in compliance with §8.4 of the Loan Agreement and (d) each of the representations and warranties of the Borrower contained in the Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Loan Agreement shall be true as of the date as of which they were made and shall also be true at and as of the date hereof, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

Except as otherwise specified in this Compliance Certificate, the capitalized terms used herein shall have the same meanings ascribed to them in the Loan Agreement.

CAI INTERNATIONAL, INC.

By:
Name:
Title:

CONTAINER APPLICATIONS LIMITED

By:
Name:
Title:

COMPLIANCE CERTIFICATE WORKSHEET

[on file with CAI]

Exhibit E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Term Loan Agreement identified below (the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

2.	Assignee: _____________________________ [and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Container Applications Limited

4.	Administrative Agent: ING Bank N.V., as the administrative agent under the Loan Agreement

5.	Loan Agreement: Amended and Restated Term Loan Agreement, dated as of October 1, 2014, among the Borrower, CAI International, Inc., the Lenders and agents from time to time party thereto, and ING Bank N.V., as Administrative Agent

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans	CUSIP Number

__________	$_______________	$_______________	_______________%
__________	$_______________	$_______________	_______________%
__________	$_______________	$_______________	_______________%

[7.	Trade Date: _____________________]

Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:

ING BANK N.V., as Administrative Agent

By:
Title:

[Consented to:]

By:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

1.1.            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)).

AMENDED AND RESTATED TERM LOAN AGREEMENT

Schedule 1 (Lenders and Commitments)

LENDER; DOMESTIC LENDING OFFICE; EURODOLLAR LENDING OFFICE	Title	Commitment	Commitment Percentage
ING Bank N.V.	Mandated Lead Arranger and Physical Bookrunner	$69,200,000.00	46.13%
Wells Fargo Bank, National Association	Lender	$32,500,000.00	21.67%
ABN AMRO Capital USA LLC	Lender	$32,500,000.00	21.67%
Credit Industriel et Commercial	Lender	$8,300,000.00	5.53%
Comerica Bank	Lender	$7,500,000.00	5.00%

Schedule 1-1

AMENDED AND RESTATED TERM LOAN AGREEMENT
SCHEDULE 7.3 (Title to Properties; Leases)

NONE

Schedule 7.3-1

AMENDED AND RESTATED TERM LOAN AGREEMENT
SCHEDULE 7.7 (Litigation)

Actions, suits, proceedings, or investigations pending or threatened against the Borrower, CAI or its Subsidiaries as of the Restatement Date:

NONE

Schedule 7.7

AMENDED AND RESTATED TERM LOAN AGREEMENT

SCHEDULE 7.15 (Certain Transactions)

NONE

Schedule 7.15

AMENDED AND RESTATED TERM LOAN AGREEMENT
SCHEDULE 7.19(a) (Subsidiaries, etc.)

NAME:	PLACE OF ORGANIZATION:	PRINCIPAL PLACE OF BUSINESS/REGISTERED OFFICE:
Container Applications International (U.K.) Limited	England and Wales	Ground Floor Office Suite Knight Court, 49 Crown Street Brentwood, Essex CM 14 4BD United Kingdom
Sky Container Trading Limited	England and Wales	Ground Floor Office Suite Knight Court, 49 Crown Street Brentwood, Essex CM 14 BD United Kingdom
Container Applications International (Malaysia) SDN BHD	Malaysia	Suite 10.05, Level 10, Menara Trend, Intan Millennium Square, 68 Jalan Batai Laut, 41300 Klang, Selangor Darul Ehsan, Malaysia
Container Applications International, Ltd.	Japan	Shinwa Building 6F 9-11 Toranomon 2-Chome Minato-Ku, Tokyo 105-0001 Japan
CAIJ, Inc.	Japan	Shinwa Building 6F 9-11 Toranomon 2-Chome Minato-Ku, Tokyo 105-0001 Japan
Container Applications Limited	Barbados	102, Bush Hill, Bay Street, St. Michael, Barbados West Indies
CAL Funding II Limited*	Bermuda	Clarendon House 2 Church Street, Hamilton HM 11 Bermuda
CAI Consent Sweden AB	Sweden	c/o BDO Box 310 94 400 32 Goteborg Sweden
CAI Deutschland GmbH	Germany	Lahusenstrasse 1 27749 Delmenhorst Germany
CAI International GmbH	Germany	Lahusenstrasse 1 27749 Delmenhorst Germany

Schedule 7.19-1

CAI Rail, Inc.	United States	Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
SKY Container Trading, Inc.	United States	Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
Container Applications (Singapore) Pte. Ltd.	Singapore	1 Goldhill Plaza #03-39 Goldhill Plaza Singapore (308899)
CAI Luxembourg S.à r.l.*	Luxembourg	L-1882 Luxembourg 5, rue Guillaume Kroll Luxembourg
Container Applications International (Australia) Pty. Ltd.*	Australia	Suite 8 75-77 Pacific Highway Waitara NSW 2077 Australia

* Indicates an Excluded Subsidiary.
E-2

7.19(b)

Joint ventures or partnerships engaged in by the Borrower, CAI or its Subsidiaries as of the Restatement Date:

CAI International, Inc. owns 80% of CAIJ Inc. (Japan)

Schedule 7.19-1

AMENDED AND RESTATED TERM LOAN AGREEMENT
SCHEDULE 7.20 (Bank Accounts)

As of the Restatement Date, the Borrower and its Subsidiaries maintain the following Collection Accounts:

Schedule 7.20-1

AMENDED AND RESTATED TERM LOAN AGREEMENT
SCHEDULE 9.1 (Restrictions on Indebtedness)

The following Indebtedness existing on the Restatement Date shall be permitted under Section 9.1(g) of the Loan Agreement:

1.	The amounts payable to the Existing Lenders under Third Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013 (as amended to date), and the Reaffirmation to Guaranty, Foreign Subsidiary Guaranty and Security Agreement of even date herewith.

Principal amount as of August 31, 2014: $ 273.0 million

2.	The following amounts payable to the Existing Lenders under certain letters of credit issued under the Third Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013 (as amended to date), and the Reaffirmation to Guaranty, Foreign Subsidiary Guaranty and Security Agreement of even date herewith:

Reference: Letter of Credit issued by Bank of America Number 68050560
Balance payable as of August 31, 2014: $ 83,590.50

3.	The amounts payable to the Development Bank of Japan, Inc. under the $30.0 million five-year Loan Agreement dated March 22, 2013.

Principal amount as of August 31, 2014: $ 27,750,000.00

4.	The amounts payable to the Existing Lenders under the Term Loan Agreement dated as of April 11, 2012 (as amended to date).

Principal amount as of August 31, 2014: $ 121,805,000.00

5.	The amounts payable to Santander Bank, N.A. under the $75.0 million Uncommitted Line of Credit dated May 8, 2014.

Principal amount as of August 31, 2014: $ 75,000,000.00

6.	The amounts payable to the Secured Parties under the Note Purchase Agreement dated September 13, 2013.

Principal amount as of August 31, 2014: $ 90,640,000.00

7.	The amounts payable by CAI Consent Sweden AB are as follows:

Lender	Contract	Amount as of June 30, 2014

SG Finans	7100188	€ 43,988.02
SG Finans	7100194	€ 32,731.00
SG Finans	7100198	€ 54,096.30
SG Finans	7100201	€ 65,262.53
SG Finans	7100208	€ 219,960.87
SG Finans	7100394	€ 319,242.61
SG Finans	7100423	€ 323,615.15
SG Finans	7100453	€ 342,464.78
SG Finans	7100464	€ 391,282.89	€ 1,792,644.16

SG Finans	7100210	$ 212,497.05
SG Finans	7100129	$ 240,875.75	$ 453,372.79

Schedule 9.1-1

8.	The amounts payable by CAI International GmbH as follows:

Lender	Contract	Amount as of March 31, 2014

S Mobilienleasing	297-08-S000001	€ 35,903.00
S Mobilienleasing	297-07-S000009	€ 133.025.00
S Mobilienleasing	297-07-S000008	€ 82,742.00
S Mobilienleasing	297-07-S000007	€ 49,812.00
S Mobilienleasing	297-07-S000004	€ 49,812.00
S Mobilienleasing	297-07-S000003	€ 242,181.00
S Mobilienleasing	297-06-S000005	€ 33,593.00
S Mobilienleasing	297-06-S000004	€ 24,086.00
S Mobilienleasing	297-06-S000003	€ 28,149.00	€ 679,303.00

E-2

AMENDED AND RESTATED TERM LOAN AGREEMENT
SCHEDULE 9.2 (Existing Liens)

Liens held by the following Persons are existing on the Restatement Date and shall be permitted under Section 9.2 of the Loan Agreement:

1.            Bank of America, N.A., as Administrative Agent, pursuant to that certain Third Amended and Restated Revolving Credit Agreement, dated as of March 15, 2013 (as amended, restated or otherwise modified from time to time), and the Second Amended and Restated Security Agreement, dated as of September 25, 2007 (as reaffirmed by that certain Reaffirmation to Guaranty, Foreign Subsidiary Guaranty and Security Agreement dated as of March 15, 2013), as amended.

2.            Development Bank of Japan, as Lender, pursuant to that certain (1) Loan Agreement, (2) Security Agreement, and (3) Guaranty, each dated as of March 22, 2013 and that certain (1) Loan Agreement, (2) Security Agreement, and (3) Guaranty, each dated September 8, 2009.

3.            Suntrust Bank, as Administrative Agent, pursuant to that certain (1) Loan Agreement, (2) Security Agreement, each dated as of April 11, 2012.

4.            Landesbank Hessen – Thüringen Girozentrale pursuant to that certain (1) Container Management Services Agreement with IGB Container One GmbH & Co. KG dated August 31, 2005, as amended, and that certain Precautionary Assignment of Lease Agreements of even date therewith, as amended, and (2) Container Management Services Agreement dated December 28, 2007 with IGB Container 5 GmbH & Co. KG, as amended, and that certain Precautionary Assignment of Lease Agreements of even date therewith, as amended, and (3) Amended and Restated Container Management Services Agreement dated January 20, 2011 by and between CAI, Containers Applications Limited, and Salzburg Container Management Ltd..

5.            Bayerische Hypo-Und Vereinsbank Aktiengesellschaft (as assignee of CE1 Container Equipment GmbH), pursuant to that certain Container Management Agreement dated September 19, 2008 by and among CAI, CAL, and CE1 Container Equipment GmbH, as amended to date.

6.            CAL Funding I Limited, and Wells Fargo Bank, National Association, as Indenture Trustee, pursuant to that certain Contribution and Sale Agreement, dated [_________].

7.            CAL Funding II Limited, and Wells Fargo Bank, National Association, as Indenture Trustee, pursuant to that certain Contribution and Sale Agreement, dated October 18, 2012.

8.            Union Bank, N.A., as Security Agent, pursuant to that certain Master Security and Sharing Agreement, dated September 13, 2012.

Schedule 9.2-1

AMENDED AND RESTATED TERM LOAN AGREEMENT
SCHEDULE 9.3 (Existing Investments)

The investment in CAIJ Inc. (Japan) totals $661,239.00.

Schedule 9.3-1

Schedule 16.6.1 (Certain Addresses for Notices)

If to the Borrower:	Container Applications Limited
Steuart Tower
One Market Plaza, Suite 900
San Francisco, CA 94105
Attention: Victor Garcia, President and Chief Executive Officer
Telephone: (415) 788-0100
Fax: (415) 788-3430
Email: vgarcia@capps.com

with a copy to:

Perkins Coie LLP
3150 Porter Drive
Palo Alto, CA 94304-1212
Attention: Edward Wes
PHONE: 650.838.4302
CELL: 650.814.3364
FAX: 650.838.4350
Email: wesed@perkinscoie.com

If to the Administrative Agent	ING Bank N.V.
Agency Desk
P.O. Box 1800
Location code AMP.D.02.007
1000 BV Amsterdam
The Netherlands
Fax: +31 (20) 565 8226
Tel: +31 20 5635906 / +31 20 5635140
Email: aernout.van.der.heijden@ingbank.com /
Kenneth.van.Coblijn@INGBank.com
Attention: Aernout van der Heijden

For ING Bank N.V. as Lender:	ING Bank N.V.
WLO/Execution SF/Team 3
P.O. Box 1800
Location code AMP.D.03.005
1000 BV Amsterdam
The Netherlands
Fax: +31-20-5658205
Email: christiaan.van.der.laan@ingbank.com
Execution.SF.Team3@ingbank.com
Attention: Christiaan van der Laan

Schedule 16.6.1-1